Excution Copy

AMENDED AND RESTATED
MARKETING AND PROMOTIONS AGREEMENT

December 31, 2007

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List of Exhibits

Exhibit A-1	Bass Pro Trademarks, Trade Names, Service Marks, Proprietary Marks, Logos and Unique Signs
Exhibit A-2	Big Cedar Trademarks, Trade Names, Service Marks, Proprietary Marks, Logos and Unique Signs
Exhibit B-1	Big Cedar Timeshare Project Property Description
Exhibit B-2	Red Rock Bluff Property Description
Exhibit C	Prospect Track (to be revised within 30 days)

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AMENDED AND RESTATED
MARKETING AND PROMOTIONS AGREEMENT

           THIS AMENDED AND RESTATED MARKETING AND PROMOTIONS AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of December, 2007 by and among Big Cedar, L.L.C., a Missouri limited liability company (“Big Cedar”), Bass Pro, Inc., a Delaware corporation (“Bass Pro”), Bass Pro Outdoor World, L.L.C., a Missouri limited liability company (“BPOW”), Bass Pro Outdoors Online, L.L.C., a Missouri limited liability company (“BP Online”), BPS Catalog, L.P., a Missouri limited partnership (“BPS Catalog”), Bass Pro Trademarks, L.L.C., a Missouri limited liability company (“BP Trademarks”), World Wide Sportsman, Inc., a South Carolina corporation (“WW Sportsman”), Bass Pro Shops Canada, Inc., an Ontario corporation (“BPS Canada”), Bass Pro Shops Canada (Calgary), Inc., a Canada corporation (“BPS Canada Calgary”), BPIP, LLC, a Virginia limited liability company, (“BPIP”), Tracker Marine, L.L.C., a Missouri limited liability company (“Tracker Marine”), Bluegreen Vacations Unlimited, Inc., a Florida corporation (“Bluegreen”), and Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (the “Company”). Each of Big Cedar, Bass Pro, BPOW, BP Online, BPS Catalog, BP Trademarks, WW Sportsman, BPS Canada, BPS Canada Calgary and BPIP are sometimes referred to herein as a “Service Provider,” and they are sometimes collectively referred to herein as the “Service Providers.” Each of Bluegreen and the Company are sometimes referred to herein as an “Advertiser,” and they are sometimes collectively referred to herein as the “Advertisers.”

WITNESSETH

           WHEREAS, Big Cedar, Bass Pro, Bluegreen, and the Company previously entered into that certain Marketing and Promotions Agreement dated as of June 16, 2000 (the “Original M&P Agreement”), which provided for an arrangement by which Big Cedar, Bass Pro and certain Affiliates of Bass Pro provided to Bluegreen and certain Affiliates of Bluegreen, promotional, marketing and advertising services;

           WHEREAS, Big Cedar and Bluegreen are members of the Company, and the Company has acquired certain real property adjacent to the Big Cedar Timeshare Project (as defined herein) for purposes of the construction and development of the Building 3000 Project (as defined herein), and has acquired the Red Rock Bluff Property (as defined herein) for purposes of the construction and development of the Red Rock Bluff Timeshare Project (as defined herein); and

           WHEREAS, in connection with the acquisition of the Red Rock Bluff Property and the construction and development of the Building 3000 Project and the Red Rock Bluff Timeshare Project, Big Cedar, Bass Pro, Bluegreen, the Company and the other parties hereto now desire to amend and restate the Original M&P Agreement in its entirety on the terms and conditions set forth herein.

           NOW,THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises contained herein, the parties hereby agree as follows:

ARTICLE I - DEFINITIONS

          Section 1.1    Definitions.

                    (a)       As used herein, the following terms have the following meanings:

                                (i)      Affiliate as to any Person means (1) any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person, or (2) a trust which has as its principal income beneficiaries or remaindermen such Person and/or a member or members of such Person’s Immediate Family. The terms “controlling,” “controlled” and “common control with” mean the ability, by ownership of voting securities or otherwise, directly or indirectly, to direct the managerial and operating policies of a Person. Except as used in Section 2.11, Affiliates of the Service Providers shall only include Bass Pro and any controlled subsidiary of Bass Pro. Affiliates of Bluegreen shall only include Bluegreen Corporation and any controlled subsidiary of Bluegreen Corporation.

                                (ii)     Approved Alternative Marketing Programs shall mean, certain additional marketing programs which from time to time may be determined by the Company to be in the best interests of the Company. Such programs may include, but not be limited to, sponsorship of NASCAR events and/or Drivers.

                                (iii)    Bankruptcy Event means, with respect to any Person, (i) the commencement by such Person of a voluntary case under, or the consent by such Person to the entry of an order for relief in an involuntary case under, any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar law now or hereafter in effect, or (ii) the consent by such Person to the appointment of, or taking possession by, a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its assets, or (iii) the making of a general assignment by such Person generally to pay its debts as they benefit creditors, or (iv) the admission in writing of such Person of its inability to pay its debts as they become due in the ordinary course of business, or (v) the adoption of a resolution by its directors or shareholders (or analogous managers or equity owners) in furtherance of any of the foregoing, or (vi) the entry by a court of competent jurisdiction of a decree or order for relief in respect of such Person in an involuntary case under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Law now or hereafter in effect and the continuance of such decree or order unstayed and in effect for a period of sixty (60) days, or (vii) the appointment of a receiver, examiner, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its assets, or (viii) the ordering of the winding up or liquidation of its affairs, or conversion of a pending reorganization proceeding into a proceeding under Chapter 7 of the Bankruptcy Code or other proceeding to liquidate or otherwise dispose of a substantial part of such Person’s properties.

                              (iv)      Bass Pro Catalog means those certain retail catalogs published seasonally by BPS Catalog.

                              (v)       Bass Pro Mailing List means the lists of the names and mailing addresses of the customers and clients of Bass Pro and its subsidiaries as are customarily kept by BP Trademarks; provided, however, the Bass Pro Mailing List shall only include such information to the extent it is available and permitted to be shared with others pursuant to applicable law. The Bass Pro Mailing List shall include such customers and clients as now exist or hereafter may exist subject to such limitations as may otherwise be set forth herein.

                              (vi)      Bass Pro Marks means those certain trademarks, trade names, service marks, proprietary marks, logos and unique signs or marks owned by BP Trademarks and identified on Exhibit A-1 hereto.

                              (vii)     Bass Pro Shops means those certain retail stores operated by Bass Pro, BPOW, WW Sportsman, BPS Canada, BPS Canada (Calgary) or Affiliates of Bass Pro, known as “Bass Pro Shops,” “Bass Pro Outdoor World,” Bass Pro Sportsman’s Warehouse,” and “Bass Pro Shops White River Outpost,” and they are each individually referred to herein as a Bass Pro Shop.

                              (viii)    Bass Pro Website means that certain internet website owned and operated by BP Online, and located at the top level domain name basspro.com.

                              (ix)      Big Cedar Lodge means that certain resort facility known as the Big Cedar Lodge located in Ridgedale, Taney County, Missouri, which as of the date hereof is owned and operated by Big Cedar.

                              (x)       Big Cedar Mailing List means the lists of the names and mailing addresses of the customers and clients of Big Cedar, including occupants of the Big Cedar Lodge, as are customarily kept by Big Cedar; provided, however, the Big Cedar Mailing List shall only include such information to the extent it is available and permitted to be shared with others pursuant to applicable law. The Big Cedar Mailing List shall include such customers and clients as now exist or hereafter may exist subject to such limitations as may otherwise be set forth herein.

                              (xi)      Big Cedar Marks means those certain trademarks, trade names, service marks, proprietary marks, logos and unique signs or marks owned by Big Cedar and identified on Exhibit A-2 hereto.

                              (xii)     Big Cedar Timeshare Project means that certain timeshare project developed or to be developed by the Company, inclusive of the Building 3000 Project, located contiguous to the Big Cedar Lodge in Taney County, Missouri, which timeshare project is located or is to be located on that certain property described on Exhibit B-1 hereto.

                              (xiii)    Big Cedar Timeshare Website means that certain internet website owned and operated by the Company, designed to advertise, market and promote the Timeshare Projects, and located at the top-level domain name wildernessclubatbigcedar.com.

                              (xiv)      Bluegreen Mailing List means the lists of the names and mailing addresses of the customers and clients of Bluegreen and its Affiliates, including (without limitation) owners of timeshare interests in Bluegreen’s Timeshare Facilities, as are customarily kept by Bluegreen and its Affiliates; provided, however, the Bluegreen Mailing List shall only include such information to the extent it is available and permitted to be shared with others pursuant to applicable law. The Bluegreen Mailing List shall include such customers and clients as now exist or hereafter may exist subject to such limitations as may otherwise be set forth herein.

                              (xv)      Bluegreen Website means that certain internet website owned and operated by Bluegreen, and located at the top-level domain name bluegreenvacations.com.

                              (xvi)      Bluegreen Timeshare Website means that certain internet website Bluegreen has created and developed, which has been designed to advertise, market and promote Bluegreen’s Timeshare Facilities, located at the top-level domain name bluegreenonline.com.

                              (xvii)     Bluegreen Vacation Club means that certain vacation club operated by Bluegreen, which was initially filed pursuant to Florida Statutes Chapter 721 (The Florida Vacation Plan and Timesharing Act), and is identified in accordance with such registration as the Bluegreen Vacation Club.

                              (xviii)    Bluegreen’s Timeshare Facilities means the Resort Interest Programs, including but not limited to the Bluegreen Vacation Club, designed, developed, marketed and/or sold by Bluegreen or its Affiliates, excluding the Timeshare Projects, whether such facilities now exist or may from time to time exist in the future.

                              (xix)      BP/Tracker Competitor means any Person that engages in, whether as shareholder, partner, member, manager, independent contractor, consultant, agent, principal, creditor, or otherwise, or is an Affiliate of a Person that engages in, the sale of hunting, fishing, camping, marine and/or boating products, equipment or services that directly compete with the products, equipment and services sold by Bass Pro, Tracker Marine or Tracker Marine Retail, LLC, or their respective subsidiaries, provided, however, that a BP/Tracker Competitor shall not include any Person that sells hunting, fishing, camping, marine and/or boating products, equipment or services as an incidental part of its business. Sales shall be deemed “incidental” to a Person’s business if sales of hunting, fishing, camping, marine and/or boating products, equipment or services amount to less than 50% of such Person’s revenues. Examples of BP/Tracker Competitors include, but are not limited to, Cabela’s, Gander Mountain and Sportsman’s Warehouse. For purposes of clarity, Sports Authority, Dick’s Sporting Goods, as they are currently constituted, and similar sporting goods companies, would not be deemed to be a BP/Tracker Competitor.

                              (xx)       Building 3000 Project means that certain portion of the Big Cedar Timeshare Project currently referred to as “Building 3000” to be developed by the Company in accordance with the terms of the Operating Agreement, which is further described on Exhibit B-1 hereto.

                              (xxi)      Competing Resort shall mean any seller, marketer, developer, exchange company, club or lead generator, together with any officer, director, employee, member, shareholder, partner, trustee or relative within the third degree of kindred of any of the foregoing, or any other person or entity which is controlled by any of the foregoing, or any partner, member, shareholder, trustee or beneficiary of any of the foregoing, as respects any timeshare resort or resort interest development, together with any party or entity that may be in competition with Bluegreen or any Bluegreen Affiliate, excepting, however, Bluegreen and any Bluegreen Affiliate. For purposes of this Agreement, the Timeshare Projects and any Fractional Interest Development shall not be deemed Resort Interest Programs “in direct competition with Bluegreen or its Affiliates.”

                              (xxii)     Fractional Interest Development means a Resort Interest Program in which the interests that are conveyed to purchasers are in increments of time that are greater than or equal to six weeks per year.

                              (xxiii)    Immediate Family means, with respect to any Person, the parents, siblings, spouse and lineal descendants, spouses of such lineal descendants and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Person or any limited liability company substantially all of the members of which are one or more of such persons or the Person.

                              (xxiv)    Mailing Lists means the Bass Pro Mailing List, the Big Cedar Mailing List and the Bluegreen Mailing List, collectively.

                              (xxv)     Marks means Big Cedar Marks and Bass Pro Marks.

                              (xxvi)    Net Sales Volume means the dollar amount of gross annual sales of timeshare interests less the aggregate dollar amount of purchaser cancellations, rescissions, equity trade allowances, and defaults.

                              (xxvii)   Operating Agreement means that certain Amended and Restated Operating Agreement of Company, dated as of the date hereof, by and between Bluegreen and Big Cedar.

                              (xxviii)  Person means an individual, partnership, corporation, limited liability company, trust, governmental entity or other association or entity.

                              (xxix)    Preferential Treatment means preferred and preferential pricing on a “most favored nation” basis with respect to any and all fees, costs, price reductions, rebates, allowances, expenses or charges as might be offered to any other Person, not an Affiliate of any of the Service Providers or Tracker Marine or its Affiliates or Tracker Marine Retail, LLC or its Affiliates, and at all times at least as favorable to the best pricing offered to any other Person, not an Affiliate of any of the Service Providers, Tracker Marine or its Affiliates or Tracker Marine Retail, LLC or its Affiliates.

                              (xxx)      Red Rock Bluff Property means that certain property, more particularly described in Exhibit B-2 hereto, purchased by the Company for the development of the Red Rock Bluff Timeshare Project.

                              (xxxi)      Red Rock Bluff Timeshare Project means that certain timeshare project to be developed on the Red Rock Bluff Property by the Company in accordance with the terms of the Operating Agreement.

                              (xxxii)    Resort Interest Program means any form of timeshare, interval interest, timeshare exchange, undivided interest program, timeshare club membership, points-based program, or occupancy program, whereby the use, occupancy or possession of real property or real property improvements has been made subject to a conveyance, use or occupancy or possession right, which circulates among purchasers according to a first come, first serve reservation system, or a floating or fixed time schedule on a periodic, re-occurring basis, over any period of time in excess of one (1) year in duration.

                              (xxxiii)   Timeshare Projects means collectively the Big Cedar Timeshare Project and the Red Rock Bluff Timeshare Project, together with such other Resort Interest Programs as may be owned, developed and sold by the Company from time to time.

                              (xxxiv)   Tracker Website means that certain internet website owned and operated by Tracker Marine, and located at the top level domain name trackerboats.com.

                    (b)     Each of the following terms shall have the meaning assigned to such term in the Section indicated:

Term	Section

Advertisers	Preamble
Advertising Space	2.3(a)
Agreement	Preamble
Annual Prepayment	4.2(a)
BG Mailing List Licensee	2.6(c)
Big Cedar Mailing List License	2.6(b)
Big Cedar Marks License	2.9(b)
Bluegreen CEO	7.3(d)
Bluegreen Hyperlink License	2.5(b)(i)
Bluegreen Mailing List License	2.6(c)
BP Hyperlink License	2.5(a)(i)
BP/BC Marketing Channels	2.1
BP Icon	2.5(b)(ii)
BP Marks License	2.9(a)
BP Mailing List License	2.6(a)
CEOs	7.3(d)

Term	Section

Commission Report	4.1(b)
Concierge Desk	2.7(c)
Floor Space License	2.4(a)
Generation Commission	4.1(a)
Intellectual Property	2.11
Licensed Space	2.4(a)
Mailing List Intermediary	2.6(a)(i)
Original M&P Agreement	Recitals
Post-Termination Generation Commissions	4.2(f)
Resort Icon	2.5(a)(ii)
Service Provider(s)	Preamble
Shop Licensor	2.4(a)
Shortfall	4.2(g)
Submission Date	2.3(b)
Tracker Icon	2.5(b)(ii)
Utility Service	2.4(j)

ARTICLE II - MARKETING AND PROMOTION OF BLUEGREEN’S
TIMESHARE FACILITIES AND THE TIMESHARE PROJECTS

          Section 2.1     General. During the term of this Agreement, the Service Providers shall provide the promotional, marketing and advertising services described in this Article II, including, without limitation, the Advertising Space, the Floor Space License, the Big Cedar Mailing List License, the BP Mailing List License, the Big Cedar Hyperlink License, the BP Hyperlink License, the Big Cedar Marks License, the BP Marks License, use of Big Cedar Lodge as described in Section 2.7, and placement of signage as described in Section 2.8 (collectively referred to herein as the “BP/BC Marketing Channels”), to Bluegreen for the benefit of Bluegreen’s Timeshare Facilities, and to the Company for the benefit of the Timeshare Projects. The BP/BC Marketing Channels shall be provided in the amount and quantities and at such times as specified in this Agreement, subject to the restrictions, limitations and conditions set forth in this Agreement.

          Section 2.2     Term. The initial term of this Agreement shall expire on January 1, 2015. This Agreement shall automatically renew for additional one (1) year periods on January 1 each subsequent year unless one party delivers written notice of intent to terminate this Agreement to the other parties on or before September 1 of the preceding year. Notwithstanding the foregoing, if Big Cedar has not received the Annual Prepayment (defined below) for the year 2015 or any succeeding year on or before January 1 of each such renewal year (or within ten (10) days thereafter), any Service Provider may elect to terminate this Agreement for all purposes and with respect to all parties at any time upon written notice to the Advertisers.

          Section 2.3      Bass Pro Catalog.

                    (a)          Advertising. During the term of this Agreement, BPS Catalog agrees to make advertising, marketing and promotion copy space within each Bass Pro Catalog (the “Advertising Space”) routinely and consistently available to the Advertisers as would be commercially reasonable. The Advertising Space shall be used by the Advertisers solely for advertising, marketing and promotion relating to or connected with the Timeshare Projects and Bluegreen’s Timeshare Facilities; provided, however, that the Advertising Space shall be used to give priority to promotion of the Timeshare Projects, and the Timeshare Projects’ inclusion in the Bluegreen Vacation Club over promotion of Bluegreen’s Timeshare Facilities. The size and placement of the Advertising Space shall be as determined by BPS Catalog, but will be sufficient to establish prominent marketing support for the Timeshare Projects and Bluegreen’s Timeshare Facilities, and at least one full page per Bass Pro Catalog shall be available to the Advertisers. While the Advertising Space shall be made available by BPS Catalog, nothing herein contained shall require the Advertisers to use the Advertising Space on each and every occasion.

                    (b)          Terms of Advertising. BPS Catalog agrees to notify Bluegreen at least ninety (90) days before the date necessary for submission of an advertisement for publication (“Submission Date”) in each of the Bass Pro Catalogs. Bluegreen agrees to submit a copy of its advertising copy, together with all layouts, cuts, mats and electrotypes, intended for publication, at least thirty (30) days in advance of the Submission Date. If BPS Catalog notifies Bluegreen ninety (90) days before the Submission Date and Bluegreen fails to submit a copy of its advertising for publication to BPS Catalog at least thirty (30) days in advance of the Submission Date, then BPS Catalog will not be obligated to insert the advertisement in the applicable Bass Pro Catalog, unless otherwise agreed by the BPS Catalog and Bluegreen. Bluegreen acknowledges that BPS Catalog requires significant lead times to plan and paginate Bass Pro Catalogs. Therefore, once Bluegreen submits a copy of its advertising for publication, Bluegreen shall be responsible for all costs associated with publication of such advertisement as described in Section 2.3(c), without refund. Within five (5) days after the publication of each Bass Pro Catalog in which Bluegreen or the Company has placed an advertisement, BPS Catalog shall furnish Bluegreen with three (3) copies of such Bass Pro Catalog. All positions are at the option of BPS Catalog. Under no circumstances can any claim for adjustment, refund or re-insertion be allowed because of the position in which an advertisement has been published or inserted. It is the sole responsibility of the Advertisers to check the correctness of each insertion of an advertisement. Advertisements submitted after the deadline for proof service are submitted at the Advertiser’s own risk, and Service Providers shall have no liability for errors or omissions in such Advertisements. Service Providers assume no responsibility for the repetition of errors in advertising ordered for more than one insertion, unless notified before the printing closing time on the same day an error occurs.

                    (c)          Consideration; Expenses. The Advertising Space shall be made available to the Advertisers at no further cost or expense to the Advertisers, and BPS Catalog agrees that the Advertising Space has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided,however, that the Advertisers agree to pay BPS Catalog publication costs in relation to the Advertisers’ use of the Advertising Space, which shall include direct cost of postage, printing, paper, creative color separation, bind-ins, and service bureau charges and a fair and reasonable allocation of administrative overhead, at cost, and without markup, on a Preferential Treatment Basis, which payments shall be due within thirty (30) days after receipt of proof of insertion and publication in the Bass Pro Catalog and the invoice for publication costs.

                    (d)          Restrictions. During the term of this Agreement, except as otherwise provided herein, the Service Providers shall not allow, accept, publish, print, include or authorize any advertising, marketing or promotional material in any of the Bass Pro Catalogs, or other respective catalogs or publications published by the Service Providers, which reference, promote or relate to any Competing Resort; provided, however, that the Service Providers may accept advertisements or promotions in their respective catalogs, which advertisements or promotions may include therein the name of an enterprise and its respective property, so long as such advertisements or promotions do not promote, advertise or market Resort Interest Programs relating to such enterprise or prospects respecting the foregoing, nor does such advertisement or promotion constitute a Resort Interest Program advertisement, nor do the properties included in such advertisements constitute a Resort Interest Program. Nothing herein contained shall limit the right of the Service Providers to sell their retail products in stores, via the internet, and through catalogs to other purchasers, even though such purchasers may be in competition with the Company or Bluegreen (such entities including, but not limited to, Opryland, Disney World, John Q. Hammons Industries and other similar enterprises). The Service Providers may advertise such companies and other resorts in Bass Pro Shops, on the Bass Pro Website and within the Bass Pro Catalogs, so long as the Service Providers do not promote or market Resort Interest Programs of such companies, nor do the resorts advertised include or contain any Resort Interest Programs nor efforts to market Resort Interest Programs.

          Section 2.4      Bass Pro Shops.

                    (a)          Grant of License. During the term of this Agreement, Bass Pro (on behalf of itself and any Affiliate of Bass Pro that may operate a Bass Pro Shop in the future), BPOW, WW Sportsman, BPS Canada and BPS Canada Calgary (each, a “Shop Licensor,” and collectively, the “Shop Licensors”) hereby grant, bargain and exchange unto the Advertisers, during the term of this Agreement, a limited, non-exclusive license (the “Floor Space License”) to use floor space, including kiosk space, in each Bass Pro Shop (the “Licensed Space”)for marketing and promotion of the Timeshare Projects and Bluegreen’s Timeshare Facilities, on the terms and conditions set forth herein. The Advertisers hereby accept the Floor Space License. The Floor Space License shall apply to existing and future Bass Pro Shops. The Floor Space License is granted by Bass Pro for those Bass Pro Shops that are operated by Bass Pro or that will be operated by Bass Pro or an Affiliate of Bass Pro in the future; the Floor Space License is granted by each other Shop Licensor for those Bass Pro Shops that are operated by such Shop Licensor.

                    (b)          Floor Space.

                                   (i)          The total amount of Licensed Space available in each existing Bass Pro Shop in which floor space was licensed to the Advertisers pursuant to the Original M&P Agreement shall be equal to the amount of floor space currently used by the Advertisers. The total amount of Licensed Space available in all other Bass Pro Shops shall be as mutually agreed by the Advertisers and the applicable Shop Licensor, provided that the amount of Licensed Space available in each Bass Pro Shop shall be no less than one hundred (100) square feet and no greater than one thousand (1000) square feet, used singularly or in multiple separate areas in and throughout each Bass Pro Shop. The configuration of the Licensed Spaces shall be determined by the Advertisers and the Shop Licensors as may mutually be agreed from time to time.

                                   (ii)          All Licensed Spaces shall be located to effectively promote, market and advertise the Timeshare Projects and Bluegreen’s Timeshare Facilities. Licensed Spaces may be used for establishment of kiosks, interactive computers, a stepped marketing track or program through which prospective consumers may proceed, or such alternative similar uses as may be determined by the Advertisers. The location of the kiosks, computers, marketing tracks or similar uses, shall not interfere with the customary and normal retail operations of the applicable Bass Pro Shop. Any modifications regarding the location of the floor space and the foregoing particulars (i.e., kiosks, interactive computers, marketing track, etc.) inconsistent with the schematic plan referenced above shall only occur upon approval of the applicable Shop Licensor, whose approval shall not be unreasonably withheld or denied. Except as otherwise provided in this Section 2.4, including, without limitation, Section 2.4(f), all potential sales prospects who are originated from contact at any of such Licensed Spaces shall not be limited to marketing or sales for any particular or specific Bluegreen Timeshare Facility or the Timeshare Projects.

                    (c)          Additional Space. In addition to the Licensed Space specified in Section 2.4(b)(i), the Shop Licensors agree that additional Licensed Spaces in each Bass Pro Shop may be made available to the Advertisers on terms to be negotiated on a store-by-store basis, upon request by the Advertisers to the applicable Shop Licensor for such additional Licensed Spaces; provided, such additional space shall not interfere with the customary normal operations of any Bass Pro Shop and shall only be available upon establishment that the existing Licensed Space is effectively inducing prospects in respect to timeshare sales. Any additional Licensed Space provided pursuant to this Section 2.4(c) shall be made available in the applicable Store Licensor’s sole discretion.

                    (d)          Purpose of Floor Space License. The Floor Space License is limited to the operation of an area from which the Advertisers may market, promote and otherwise solicit interest in respect to acquisition of timeshare interests in the Timeshare Projects or Bluegreen’s Timeshare Facilities, as limited by Section 2.4(f).

                    (e)          Exclusivity / Non-Exclusivity. Except as otherwise specifically provided herein, the Floor Space License shall be non-exclusive to the Advertisers, and the Shop Licensors reserve the right to use the Bass Pro Shops in respect of any product or service. Nothing in this Agreement shall prevent any Shop Licensor from granting any other licenses for the use of the floor space in Bass Pro Shops or from permitting others to use floor space within Bass Pro Shops in any manner whatsoever, provided, however, that, during the term of this Agreement, no floor space in any Bass Pro Shop shall be provided, made available or offered to any Competing Resort or any operator or marketer thereof for the purpose of marketing, promoting or soliciting timeshare interests or prospects therefor.

                    (f)          Radius Restriction. Notwithstanding anything herein to the contrary, beginning at such time as there are timeshare units available for sale at the Big Cedar Timeshare Project (including Building 3000) or the Red Rock Bluff Timeshare Project, and continuing until such time as 90% or more of the timeshare interests in the Big Cedar Timeshare Project (including the Building 3000 Project) and 90% or more of the timeshare interests in the Red Rock Bluff Timeshare Project have been sold, the Bass Pro Shops located in Springfield, Missouri and Branson, Missouri shall not be used to promote or market any Bluegreen Timeshare Facility located within 50 miles of the Timeshare Projects, including, without limitation, the Falls Village Resort located in Branson, Missouri.

                    (g)          Use of Licensed Space. The Floor Space License shall authorize the Advertisers to operate during the regular business hours of each Bass Pro Shop. The Advertisers’ method of conducting business shall at all times be in keeping with and not inconsistent with or detrimental to the operation of each Bass Pro Shop by the Shop Licensors.

                    (h)          Personnel. All personnel staffing the Licensed Space will be employed by Bluegreen. The business to be conducted by the Advertisers under the Floor Space License shall at all times be adequately staffed with competent personnel. In no event shall the operators or employees of the Advertisers engage in “high pressure salesmanship” in the solicitation or marketing to customers. Activities of the Advertisers and their personnel conducted pursuant to the Floor Space License shall be in a manner not offensive to the customers of the Shop Licensors, and in compliance with all applicable requirements of law. Advertisers and their personnel shall not use endorsements or testimonials of any Service Provider, any Affiliate of a Service Provider or any Person controlling a Service Provider, and shall not represent to potential customers that any Service Provider, any Affiliate of a Service Provider or any Person controlling a Service Provider recommends the Timeshare Projects or Bluegreen’s Timeshare Facilities. The Advertisers shall each indemnify and defend the Service Providers from any losses, damages, lawsuits or other claims resulting from the violation by personnel of an Advertiser of the requirements set forth in this Section 2.4(h) or violations of law by personnel of the Advertisers within a Bass Pro Shop pursuant to the Floor Space License.

                    (i)          Shop Licensors Rights to Approve Personnel. Notwithstanding anything to the contrary in this Agreement, the Shop Licensors shall have the right to approve decisions by the Advertisers relating to personnel working in any Bass Pro Shop pursuant to the Floor Space License, including the right, upon written notice to the applicable Advertiser, to direct removal of any individual employee, consultant or other agent of the Advertisers from any Bass Pro Shop for good cause shown, including, but not limited to, Shop Licensors believing that the individual employee’s actions are detrimental to the respective Bass Pro Shop.

                    (j)          Utilities and Services. The Shop Licensors agree that each Bass Pro Shop will be made available to the Advertisers in a condition that will provide air conditioning, lighting, heating, water and toilet facilities and electrical service (“Utility Service”). The Shop Licensors shall, during the term of this Agreement, promptly pay all costs and expenses accruing or payable in connection with such Utility Service, except in the event such costs or expenses relate to improvements made by the Advertisers with respect to the Licensed Spaces. The Advertisers shall be responsible for expenses of telephone services and computer services to the areas in which the Advertisers exercise their business under the Floor Space License.

                    (k)          Telephone Lines. The Shop Licensors acknowledge that telephone services are available to each Bass Pro Shop. The Advertisers shall bear the expense of extending the telephone service as necessary or convenient for the Advertisers’ business, pursuant to the terms of the Floor Space License, including acquisition costs of telephones and computers and installation of telephones or additional facilities or improvements, including computers.

                    (l)          Alterations and Additions. Neither Advertiser shall make any alterations, decorations, modifications or improvements in furtherance of its business under the Floor Space License unless such Advertiser has submitted the plans and specifications showing the design, type, style, color and materials to the applicable Shop Licensor, and the applicable Shop Licensor has given prior written approval. The Shop Licensors will exercise reasonable discretion in determining these requirements. Any alterations, decorations, additions, installations or improvements made by the Advertisers shall, at the discretion of the Shop Licensors become the property of the Shop Licensors upon termination of the Floor Space License, provided that the foregoing shall not apply to personal property such as telephones, computers, etc. Any equipment or personal property of the Advertisers within a Bass Pro Shop shall not become or at any time be considered a fixture of a Bass Pro Shop, regardless of the means by which it may be attached to the premises. If the applicable Shop Licensor directs the Advertisers to remove any and all such alterations, decorations, additions, installations or improvements made at a Bass Pro Shop, the Advertisers shall so remove the alterations, decorations, additions, installations or improvements at their respective sole cost and expense and make all repairs necessary to restore the premises to the original condition at the time of commencement of the Floor Space License.

                    (m)          Insurance / Risk of Loss. At all times during the term of the Floor Space License, the Advertisers shall, at their sole cost and expense, keep all of the Advertisers’ inventory of product, merchandise and contents and all of Advertisers’ improvements, furniture, equipment and fixtures within the licensed space insured against loss or damage by fire and the hazards covered by broad-form extended coverage clauses as well as coverage against loss of the merchandise within the Licensed Space due to theft or embezzlement in an amount at least equal to the replacement value thereof. At all times during the term of the Floor Space License, the Advertisers shall provide, at Advertisers’ cost and expense, policies of commercial general liability insurance insuring the Shop Licensors and Advertisers against claims for injury and wrongful death occurring within the Licensed Space. Advertisers shall indemnify and hold Shop Licensors harmless from and against all liabilities, obligations, losses, damages and claims, actions, suits and proceedings, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Shop Licensors in respect of any use or condition of the Licensed Space or attributed to Advertisers’ use thereof. The Advertisers shall provide the Shop Licensors with certificates of insurance on an annual basis verifying the insurance required hereunder and all such policies shall name the applicable Shop Licensor as an additional insured thereunder and shall waive all rights of subrogation against the Shop Licensor.

                    (n)          Destruction of Premises. In the event that a Bass Pro Shop is damaged or destroyed during the term of this Agreement to the extent that it cannot be put into tenantable condition by the applicable Shop Licensor within one hundred eighty (180) days after damage or destruction, the Advertisers shall have the right to suspend operations under the Floor Space

License for that specific Bass Pro Shop. The Shop Licensors shall not be responsible for replacement, repairing or restoring any merchandise, fixtures or equipment installed by the Advertisers or that are otherwise the property of the Advertisers which may be damaged or destroyed in such event.

                    (o)          Maintenance. The Shop Licensors shall be responsible for and furnish normal janitorial services for each Bass Pro Shop, including the Licensed Space, on a regular basis, as often as necessary to keep the premises in a neat, clean and presentable condition consistent with the remainder of the Bass Pro Shop in which the Floor Space License is exercised by the Advertisers.

                    (p)          Eminent Domain. If during the term of this Agreement the whole or any part of any Bass Pro Shop is acquired or condemned by eminent domain, then the Floor Space License shall terminate and cease as to such Bass Pro Shop on the date of the title vesting in such proceeding, and the Advertisers shall not have any claim against the applicable Shop Licensor or the owner of the property (if other than the applicable Shop Licensor), nor the condemning authority for the value of the Floor Space License; provided that if the condemnation is partial, then the foregoing shall apply only if the Bass Pro Shop is unsuitable for the business of the Advertisers. In the event of the partial taking or condemnation that is not extensive enough to render the Bass Pro Shop unsuitable for business (which decision shall be determined by the Shop Licensors) then the Floor Space License shall continue in full force and effect.

                    (q)          Interest of the Advertisers. The interests, rights and responsibilities of the Advertisers under the Floor Space License are solely as nonexclusive licensees. The Shop Licensors and their respective designees shall have the unconditional right and privilege to enter the Licensed Spaces at any time, and the Shop Licensors retain possession, ownership or leasehold interest (as applicable), control, occupancy and use of the Licensed Spaces. The Floor Space License is in all respects subordinate to any lease or sublease applicable to any of the Bass Pro Shops. No real property is leased or subleased to the Advertisers by the Floor Space License, and the Floor Space License shall not create any estate, right, title or interest in real property or vest the Advertisers with any other property rights to or in the Licensed Space. The Advertisers shall have no rights as a tenants or subtenants of the Licensed Space. The rights conferred by the Floor Space License are personal to the Advertisers and shall not be construed to run with the land.

                    (r)          Consideration; Expenses. The Floor Space License is granted to the Advertisers at no further cost or expense to the Advertisers, and the Shop Licensors agree that the Floor Space License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided, however, that the Company agrees to pay the actual expenses incurred by the Advertisers as provided in this Section 2.4 in relation to the Bass Pro Shop located in Springfield, MO, including for telephones (and telephone usage) and/or additional facilities or improvements, including computers, installed in or operating from the Licensed Spaces, and staff personnel, and provided further, that the Advertisers agree to pay the actual expenses incurred by the Advertisers as provided in this Section 2.4 in relation to all other Bass Pro Shops, including for telephones (and telephone usage) and/or additional facilities or improvements, including computers, installed in or operating from the Licensed Spaces, and staff personnel.

          Section 2.5     Website Links.

                    (a)        Bass Pro Website.

                                 (i)      Grant of License. During the term of this Agreement, BP Online hereby grants to each of the Advertisers, a worldwide, royalty free, non-exclusive license to establish hyperlinks from the Bass Pro Website as further provided in this Section 2.5(a) (the “BP Hyperlink License”), which shall be on the terms and subject to the conditions set forth in this Agreement.

                                 (ii)      Links from Bass Pro Website. Pursuant to the BP Hyperlink License, during the Term of this Agreement, BP Online shall maintain an icon on the Bass Pro Website identified as “Resorts” (or such other icon as is mutually acceptable to Bluegreen, the Company, Bass Pro and BP Online) (hereinafter “Resort Icon”). Upon clicking the Resort Icon by an internet user:

                                             (A)      an additional icon shall exist to provide direct access to the Big Cedar Timeshare Website. In addition, if the Bass Pro Website contains a search box feature, internet user(s) shall by use of the search box feature be given an option to choose the icon for the Big Cedar Timeshare Website. Upon accessing the icon for the Big Cedar Timeshare Website, internet user(s) shall be directly linked to the Big Cedar Timeshare Website.

                                             (B)      an additional icon shall exist to provide direct access to the Bluegreen Timeshare Website. In addition, if the Bass Pro Website contains a search box feature, internet user(s) shall by use of the search box feature be given an option to choose the icon for the Bluegreen Timeshare Website. Upon accessing the icon for the Bluegreen Timeshare Website, internet user(s) shall be directly linked to the Bluegreen Timeshare Website.

                                             (C)      an additional icon shall exist to provide direct access to the Bluegreen Website. In addition, if the Bass Pro Website contains a search box feature, internet user(s) shall by use of the search box feature be given an option to choose the icon for the Bluegreen Website. Upon accessing the icon for the Bluegreen Website, internet user(s) shall be directly linked to the Bluegreen Website.

                                 (iii)      The BP Hyperlink License shall also permit Bluegreen to establish on the Bluegreen Website an icon and link to the Bass Pro Website and to internet information concerning the Timeshare Projects, inclusive of use of the Bass Pro Marks and Big Cedar Marks, subject to the approval of BP Trademarks or Big Cedar as provided in Section 2.9(c), to reflect such connection.

                                 (iv)      Exclusivity / Non-Exclusivity. Except as otherwise specifically provided herein, the BP Hyperlink License shall be non-exclusive to the Advertisers and BP Online reserves the right to use the Bass Pro Website in respect of any product or service. Nothing in this Agreement shall prevent BP Online from granting any other licenses for the use of the Bass Pro Website or from utilizing the Bass Pro Website or permitting the Bass Pro

Website to be utilized by others in any manner whatsoever; provided, however, BP Online agrees that it shall not grant any other licenses for use of the Bass Pro Website for the purpose of developing, marketing, promoting or advertising any Competing Resort, except as may otherwise be expressly provided for in this Agreement or otherwise agreed by the Advertisers.

                                 (v)      Consideration; Expenses. The BP Hyperlink License is granted to the Advertisers at no further cost or expense to the Advertisers, and BP Online agrees that the BP Hyperlink License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided, however, that Bluegreen shall pay the actual expenses reasonably incurred by BP Online in the establishment of such hyperlinks and reasonable incremental costs associated with future changes in the internet platform.

                     (b)       Bluegreen Website.

                                 (i)      During the term of this Agreement, Bluegreen hereby grants to BP Online and Tracker Marine, a worldwide, royalty free, non-exclusive license to establish hyperlinks from the Bluegreen Website as further provided in this Section 2.5(b) (the “Bluegreen Hyperlink License”) which shall be on the terms and subject to the conditions set forth in this Agreement.

                                 (ii)      Links from Bluegreen Website. Pursuant to the Bluegreen Hyperlink License, Bluegreen shall maintain on the Bluegreen Website an icon to identify the Bass Pro Website (“BP Icon”) and an icon to identify the Tracker Website (the “Tracker Icon”) as are mutually acceptable to BP Online, Tracker Marine and Bluegreen. Upon clicking on the BP Icon or the Tracker Icon, internet user(s) will be provided direct access to the Bass Pro Website or the Tracker Website, respectively. In addition, if the Bluegreen Website contains a search box feature, internet user(s) shall be given an option to link to the Bass Pro Website or the Tracker Website through a separate BP Icon or Tracker Icon if they search BASS PRO, TRACKER or any similar term through such feature.

                                 (iii)      Consideration; Expenses. The Bluegreen Hyperlink License is granted to BP Online and Tracker Marine at no further cost or expense to BP Online or Tracker Marine, and Bluegreen agrees that the Bluegreen Hyperlink License has been paid for in full so long as the Service Providers comply with their obligations set forth in this Agreement; provided, however, that BP Online and Tracker Marine shall pay the actual expenses reasonably incurred by Bluegreen in the establishment of such hyperlinks and reasonable incremental costs associated with future changes in the internet platform.

                                 (iv)      Discontinuation. Tracker Marine and BP Online may request that the BP Icon and/or the Tracker Icon, and all links to the Bass Pro Website and the Tracker Website be removed from the Bluegreen Website at any time. Upon receipt of a written request for such removal, Bluegreen shall promptly, but in any event not more than three business days after receipt, comply with such request; provided, however, that Tracker Marine and BP Online shall pay the actual expenses reasonably incurred by Bluegreen in the removal of the BP Icon and Tracker Icon and removal of the related hyperlinks.

                    (c)      Insurance. Bluegreen, the Company and BP Online shall have obtained within one hundred twenty (120)days after the date hereof, and shall maintain at all subsequent times during the term of this Agreement, at their sole cost and expense, cyber liability insurance coverage, which shall include, without limitation, privacy liability coverage (including for non-electronic security breaches) and regulatory liability coverage (including for breaches of state and federal privacy statutes and regulations such as the Fair and Accurate Credit Transaction Act of 2003), in such amounts and with such specific coverages as shall be commercially reasonable, provided that such insurance can be obtained on commercially reasonable terms at a cost not to exceed $100,000 per year, and to the extent that such costs would exceed $100,000 per year then such insurance shall either be scaled back so that it can be obtained within such price parameters or shall not be required to be obtained..

                    (d)      Affirmation Obligations. BP Online and the Advertisers agree at all times during the term of this Agreement: (i) the quality of their respective websites shall not be less than the quality that exists as of the date hereof; (ii) they shall each maintain a technologically capable web site utilizing state-of-the-art or legally required internet security protocol and encryption technology to secure electronic commerce transactions and to prevent unauthorized interception of transmitted data, along with appropriate notices to internet users and consumers; (iii) they shall not permit links to pornographic, lewd, immoral or sexually suggestive websites from their respective websites; and (iv) BP Online shall not permit any links from the Bass Pro Website to websites maintained by or on behalf of any Competing Resort, and Bluegreen shall not permit any links from the Bluegreen Website or the Bluegreen Timeshare Website to websites maintained by or on behalf of any BP/Tracker Competitor.

                    (e)      Representations and Warranties.

                              (i)      BP Online.

                                       (A)      BP Online hereby represents and warrants to the Advertisers as of the date hereof and through the term of this Agreement that: (i) BP Online has the power and authority to enter into and perform its obligations under this Agreement; (ii) BP Online owns or has permission to use the Bass Pro Website and all intellectual property rights therein; (iii) to its knowledge, the Bass Pro Website does not contain any content, materials, data, work, trade or service mark, trade name, links, advertising or services that actually or potentially violate any applicable law or regulations or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any Person; and (iv) BP Online has secured the appropriate rights, under applicable state and federal law to grant the BP Hyperlink License.

                                        (B)      BP Online shall indemnify and hold harmless the Advertisers from any and all damages, losses, claims, causes of action, or injury arising out of a breach of the representations and warranties set forth in Section 2.5(e)(i)(A) or of the covenants set forth in Section 2.5(d).

                              (ii)      Bluegreen.

                                        (A)      Bluegreen hereby represents and warrants to the Service Providers as of the date hereof and through the term of this Agreement that: (i) Bluegreen has the power and authority to enter into and perform its obligations under this Agreement; (ii) Bluegreen owns the Bluegreen Website and the Bluegreen Timeshare Website and all intellectual property rights therein; (iii) the Bluegreen Website and the Bluegreen Timeshare Website do not contain any content, materials, data, work, trade or service mark, trade name, links, advertising or services that actually or potentially violate any applicable law or regulations or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person; and (iv) Bluegreen has secured the appropriate rights, under applicable state and federal law to grant the Bluegreen Hyperlink License.

                                  (B)      Bluegreen shall indemnify and hold harmless the Service Providers from any and all damages, losses, claims, causes of action, or injury arising out of a breach of the representations and warranties set forth in Section 2.5(e)(ii)(A) or of the covenants set forth in Section 2.5(d).

                     (f)         Effect of Termination or Expiration. Upon termination or expiration of this Agreement, the BP Hyperlink License and Bluegreen Hyperlink License shall immediately and automatically terminate. In such event, BP Online and Bluegreen shall terminate all hyperlinks between the Bass Pro Website and the Tracker Website on one hand, and the Bluegreen Website, the Bluegreen Timeshare Website and the Big Cedar Timeshare Website on the other hand.

          Section 2.6      Mailing Lists.

                    (a)         Bass Pro Mailing List. During the term of this Agreement, BP Trademarks does hereby grant a non-exclusive, limited license (the “BP Mailing List License”) to the Advertisers to use the Bass Pro Mailing List as is now or hereafter possessed, used, obtained or compiled by BP Trademarks solely for the purpose of marketing and promotion of the Timeshare Projects and Bluegreen’s Timeshare Facilities; provided, however, such use must also be in compliance with all applicable laws governing the use of such information, including, but not limited to any privacy laws applicable to such information.

                                  (i)      Access Rights. Use of the Bass Pro Mailing List and enjoyment of the BP Mailing List License by the Advertisers shall be administered by BP Trademarks or through a third party intermediary (a “Mailing List Intermediary”), in the discretion of BP Trademarks. The Advertisers shall collectively have the right to access the Bass Pro Mailing List for the purposes described herein twelve (12) times each calendar year for the term hereof commencing with calendar year 2008. If an Advertiser desires to access the Bass Pro Mailing List, such Advertiser shall provide written notice and an example of the proposed distribution materials to BP Trademarks, requesting that BP Trademarks distribute such materials to the persons on the Bass Pro Mailing List. No Advertiser shall have the right to review the Bass Pro Mailing List or any names on the Bass Pro Mailing List. Subject to approval of the materials by Bass Pro as provided in Section 5.2, BP Trademarks shall, or shall engage a Mailing List Intermediary to, distribute the materials received from the Advertiser to the persons on the Bass Pro Mailing List within 30days after receipt of written notice and the distribution materials from the Advertiser. An Advertiser shall have no rights in the information of any person on the Bass Pro Mailing List until such person does business with such Advertiser.

                                    (ii)      Representations and Warranties. BP Trademarks represents and warrants to the Advertisers that the Bass Pro Mailing List is owned by BP Trademarks and that BP Trademarks has the power and authority to enter into and perform its obligations under the BP Mailing List License. BP Trademarks agrees to indemnify and hold harmless the Advertisers from any and all damages, losses, claims, causes of action or injury arising out of a breach of the representations and warranties set forth in this Section 2.6(a)(ii).

                                    (iii)      Exclusivity / Non-Exclusivity. Except as otherwise specifically provided herein, the BP Mailing List License shall be non-exclusive to the Advertisers and BP Trademarks reserves the right to use the Bass Pro Mailing List in respect of any product or service. Nothing in this Agreement shall prevent BP Trademarks from granting any other licenses for the use of the Bass Pro Mailing List or from utilizing the Bass Pro Mailing List or permitting the Bass Pro Mailing List to be utilized by others in any manner whatsoever; provided, however, during the term of this Agreement, BP Trademarks shall not make the Bass Pro Mailing List available to any Competing Resort or any operator of any Competing Resort.

                                    (iv)     Consideration; Expenses. The BP Mailing List License is granted to the Advertisers at no further cost or expense to the Advertisers, and BP Trademarks agrees that the BP Mailing List License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided, however, that the Advertisers shall pay the actual, reasonable costs and expense of BP Trademarks or any Mailing List Intermediary relating to each distribution, including formatting, media (labels, disks), and actual freight/postage.

                    (b)           Big Cedar Mailing List. During the term of this Agreement, Big Cedar does hereby grant a non-exclusive, limited license (the “Big Cedar Mailing List License”) to the Advertisers to use the Big Cedar Mailing List as is now or hereafter possessed, used, obtained or compiled by Big Cedar for the purpose of marketing and promotion of the Timeshare Projects and Bluegreen’s Timeshare Facilities; provided, however, such use must also be in compliance with all applicable laws governing the use of such information, including, but not limited to any privacy laws applicable to such information.

                                    (i)      Access Rights. Use of the Big Cedar Mailing List and enjoyment of the Big Cedar Mailing List License by the Advertisers shall be administered by Big Cedar or through a Mailing List Intermediary, in the discretion of Big Cedar. The Advertisers shall have the right to access the Big Cedar Mailing List for the purposes described herein twelve (12) times each calendar year for the term hereof commencing with calendar year 2008. If an Advertiser desires to access the Big Cedar Mailing List, such Advertiser shall provide written notice and an example of the proposed distribution materials to Big Cedar, requesting that Big Cedar distribute such materials to the persons on the Big Cedar Mailing List. No Advertiser shall have the right to review the Big Cedar Mailing List or any names on the Big Cedar Mailing List. Subject to approval of the materials by Big Cedar as provided in Section 5.2, Big Cedar shall, or shall engage a Mailing List Intermediary to, distribute the materials received from the Advertiser to the persons on the Big Cedar Mailing List within 30days after receipt of written notice and the distribution materials from the Advertiser. An Advertiser shall have no rights in the information of any person on the Big Cedar Mailing List until such person does business with such Advertiser.

                                    (ii)      Representations and Warranties. Big Cedar represents and warrants to the Advertisers that the Big Cedar Mailing List is owned by Big Cedar and that Big Cedar has the power and authority to enter into and perform its obligations under the Big Cedar Mailing List License. Big Cedar agrees to indemnify and hold harmless the Advertisers from any and all damages, losses, claims, causes of action or injury arising out of a breach of the representations and warranties set forth in this Section 2.6(b)(ii).

                                    (iii)      Exclusivity / Non-Exclusivity. Except as otherwise specifically provided herein, the Big Cedar Mailing List License shall be non-exclusive to the Advertisers and Big Cedar reserves the right to use the Big Cedar Mailing List in respect of any product or service. Nothing in this Agreement shall prevent Big Cedar from granting any other licenses for the use of the Big Cedar Mailing List or from utilizing the Big Cedar Mailing List or permitting the Big Cedar Mailing List to be utilized by others in any manner whatsoever; provided, however, during the term of this Agreement, Big Cedar shall not make the Big Cedar Mailing List available to any Competing Resort or any operator of any Competing Resort.

                                    (iv)      Consideration; Expenses. The Big Cedar Mailing List License is granted to the Advertisers at no further cost or expense to the Advertisers, and Big Cedar agrees that the Big Cedar Hyperlink License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided, however, that the Advertisers shall pay the actual, reasonable costs and expense of Big Cedar or any Mailing List Intermediary relating to each distribution, including formatting, media (labels, disks), and actual freight/postage.

                    (c)           Bluegreen Mailing List. During the term of this Agreement, Bluegreen does hereby grant a non-exclusive, limited license (the “Bluegreen Mailing List License”) to Bass Pro, Affiliates of Bass Pro, Tracker Marine and Big Cedar (each, a “BG Mailing List Licensee,” and collectively, the “BG Mailing List Licensees”, to use the Bluegreen Mailing List as is now or hereafter possessed, used, obtained or compiled by Bluegreen solely for the promotional and marketing purposes of the BG Mailing List Licensees; provided, however, such use must also be in compliance with all applicable laws governing the use of such information, including, but not limited to any privacy laws applicable to such information.

                                    (i)       Access Rights. Use of the Bluegreen Mailing List and enjoyment of the Bluegreen Mailing List License by BG Mailing List Licensees shall be administered by Bluegreen or through a Mailing List Intermediary, in the discretion of Bluegreen. The BG Mailing List Licensees shall collectively have the right to access the Bluegreen Mailing List for the purposes described herein twelve (12) times each calendar year for the term hereof commencing with calendar year 2008. If a BG Mailing List Licensees desires to access the Bluegreen Mailing List, such BG Mailing List Licensee shall provide written notice and an example of the distribution materials to Bluegreen, requesting that Bluegreen distribute such materials to the persons on the Bluegreen Mailing List. No BG Mailing List Licensee shall have the right to review the Bluegreen Mailing List or any names on the Bluegreen Mailing List.Subject to approval of the materials by Bluegreen as provided in Section 2.6(c)(v), Bluegreen shall, or shall engage a Mailing List Intermediary to, distribute the materials received from Bass Pro or Big Cedar to the persons on the Bluegreen Mailing List within 30days after receipt of written notice and the distribution materials from a BG Mailing List Licensee. No BG Mailing List Licensee shall have any rights in the information of any person on the Bluegreen Mailing List until such person does business with one of them.

                                    (ii)      Consideration; Expenses. The Bluegreen Mailing List License is granted at no further cost or expense to the BG Mailing List Licensees; provided, however, that the BG Mailing List Licensees shall pay the actual, reasonable costs and expense of Bluegreen or any Mailing List Intermediary relating to each distribution, including formatting, media (labels, disks), and actual freight/postage.

                                    (iii)      Restrictions. Use of the Bluegreen Mailing List shall be limited, however, to offering to such persons identified therefrom, outdoor retail products of Bass Pro and its Affiliates and Tracker Marine, or lodging opportunities at the Big Cedar Lodge, so long as the same are not offered through or in relation to a Competing Resort.

                                    (iv)      Representations and Warranties. Bluegreen represents and warrants to each of the BG Mailing List Licensees that the Bluegreen Mailing List is owned by Bluegreen and that Bluegreen has the power and authority to enter into and perform its obligations under the Bluegreen Mailing List License. Bluegreen agrees to indemnify and hold harmless the BG Mailing List Licensees from any and all damages, losses, claims, causes of action or injury arising out of a breach of the representations and warranties set forth in this Section 2.6(c)(iv).

                                    (v)      Approval. Samples of advertising material proposed to be delivered to persons on the Bluegreen Mailing List shall be submitted to and subject to the approval of Bluegreen prior to use. In the event of submission of any advertising, marketing and promotional program by a BG Mailing List Licensee, the same shall be deemed approved within fourteen (14) days of delivery thereof to Bluegreen, unless Bluegreen denies the approval or approves the same within an earlier period. Upon denial of any such approval, Bluegreen shall deliver to the applicable BG Mailing List Licensee specific reasons for such denial, and upon which cure thereof Bluegreen shall be deemed to have approved such advertising (it being agreed that any proposed cure shall be presented to Bluegreen for its subsequent review, comment and approval, whose approval shall not be unreasonably withheld and shall be deemed given unless Bluegreen denies that the cure has been successful within five (5) days from delivery thereof). Once approved, any such sample of advertising, marketing or promotional materials may be reused or incorporated into any advertising, marketing or promotional program of the BG Mailing List Licensees offering outdoor retail products or lodging opportunities at the Big Cedar Lodge as determined from time to time by the BG Mailing List Licensees without the necessity of further approval; provided, however, if following approval of any respective advertising, marketing or promotional materials, Bluegreen is notified that such approved advertising, marketing or promotional material is in violation of any applicable legal principles, then Bluegreen may notify the BG Mailing List Licensees that they are not to use such approved advertising, marketing or promotional materials until any claimed violation is cured; provided, however (i) Bluegreen may later withdraw such approval for any or no reason, in its sole discretion; and (ii) no advertising, marketing or promotional materials may incorporate the use of any Bluegreen mark unless such use has been approved by Bluegreen in its sole and absolute discretion.

                        (d)      Effect of Termination or Expiration. Upon termination or expiration of this Agreement, the BP Mailing List License, the Big Cedar Mailing List License and the Bluegreen Mailing List License shall immediately and automatically terminate, and any and all information provided pursuant to such licenses shall be returned to its owner.

          Section 2.7     Big Cedar Lodge.

                        (a)      General. During the term of this Agreement, Big Cedar does hereby grant to the Advertisers the right to use the Big Cedar Lodge solely for the purpose of promoting, advertising, and marketing of the Timeshare Projects, as further described in this Section 2.7.

                        (b)      Prospect Occupancy. During the term of this Agreement, Big Cedar grants to the Advertisers, the right to use on a space available basis, rooms for occupancy and use by potential prospects for the marketing of timeshare interests. During the term of this Agreement, Big Cedar shall make guest rooms, common areas and facilities available to the Advertisers on a space available basis, which rooms may be used for occupancy and use by potential prospects for the marketing of timeshare interests. The Advertisers shall, as respects the marketing of timeshare interests at the Timeshare Projects, when overnight occupancy is needed in relation to such marketing, make every reasonable effort to place occupants in the Big Cedar Lodge to the extent that guest room space is available. Rates for such guest rooms, common areas and facilities shall be negotiated in good faith and charged on a Preferential Treatment basis as negotiated, taking into account seasonal rate fluctuation. Use of common areas and facilities for advertising and promotional purposes shall be subject to the prior approval of Big Cedar, including the content, location and placement of such advertising materials and promotional activities.

                        (c)      Concierge Desk. During the term of this Agreement, Big Cedar does hereby grant a license to the Advertisers to operate a concierge desk (the “Concierge Desk”) and sufficient space for use thereof in the Big Cedar Lodge lobby for use by the Advertisers. The Concierge Desk and sufficient space for use thereof shall be provided to the Advertisers by Big Cedar from and after the date hereof, provided, that the Concierge Desk shall be the same size and in the same location as the Concierge Desk is located on the date hereof, and any changes thereto shall be in Big Cedar’s sole discretion. The Concierge Desk shall be staffed by personnel of the Advertisers and shall be utilized solely for the purpose of allowing introduction of guests to the opportunity to acquire a timeshare interest at the Timeshare Projects. The Concierge Desk and related desk space shall be provided by Big Cedar without charge or expense to the Advertisers.

                        (d)      Personnel. The Concierge Desk shall be adequately staffed with competent personnel, who shall be employed by Bluegreen. In no event shall the Bluegreen personnel staffing the Concierge Desk engage in “high pressure salesmanship” in the solicitation or marketing to customers. Activities of Bluegreen personnel staffing the Concierge Desk shall be in a manner not offensive to the guests of the Big Cedar Lodge, and in compliance with all applicable requirements of law. Bluegreen shall indemnify and defend Big Cedar from any losses, damages, lawsuits or other claims resulting from the violation of the requirements set forth in this Section 2.7(d) or violations of law by Bluegreen personnel staffing the Concierge Desk. Notwithstanding anything to the contrary in this Agreement, Big Cedar shall have the right to approve decisions by Bluegreen relating to personnel working in the Big Cedar Lodge and staffing the Concierge Desk, including the right, upon written notice to Bluegreen, to direct removal of any individual employee, consultant or other agent of the Advertisers from the Big Cedar Lodge for good cause shown, including, but not limited to, Big Cedar believing that the individual employee’s actions are detrimental to Big Cedar or the Big Cedar Lodge.

                        (e)      Restriction. Notwithstanding anything herein to the contrary, the activities of the Advertisers at the Big Cedar Lodge shall only be used to promote and market the Timeshare Projects and their inclusion in the Bluegreen Vacation Club, and shall not otherwise be used to promote or market any Bluegreen Timeshare Facility.

                        (f)      Occupancy List. Solely upon approval of the general manager of the Big Cedar Lodge, which approval shall not be unreasonably withheld, upon request of an Advertiser, Big Cedar will (if approved by such general manager) make the list of the names and contact information of the past and/or future guests of the Big Cedar Lodge available to the Advertisers solely for the purposes of marketing, promoting and selling timeshare interests in the Timeshare Projects and their inclusion in the Bluegreen Vacation Club, provided, however, that the list provided shall only include such information to the extent it is available and permitted to be shared with others pursuant to applicable law, and provided, further, that the use by the Advertisers shall be in compliance with all applicable laws governing the use of such information, including, but not limited to any privacy laws applicable to such information.

                        (g)      Consideration; Expenses. The rights to use the Big Cedar Lodge set forth in this Section 2.7 are granted to the Advertisers at no further cost or expense to the Advertisers, and Big Cedar agrees that such rights have been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions.

          Section 2.8     Signage.

                        (a)     By execution hereof, the Shop Licensors do hereby grant to the Advertisers a limited, non-exclusive license to place advertising, promotional and marketing signage in the floor space marketing areas existing in the Bass Pro Shops, solely for the purpose of promoting, advertising, and marketing the Timeshare Projects and Bluegreen’s Timeshare Facilities. By execution hereof, Big Cedar does hereby grant to the Advertisers a limited, non-exclusive license to place advertising, promotional and marketing signage in the Big Cedar Lodge in accordance with the terms of this Agreement solely for the purpose of promoting, advertising, and marketing the Timeshare Projects and their inclusion in the Bluegreen Vacation Club. The specific location, placement, creation, design and content of such signage shall be subject to approval of the applicable Shop Licensor or Big Cedar, as applicable, which shall not be unreasonably withheld or denied. The Advertisers shall promptly comply with the reasonable requests of the Shop Licensors or Big Cedar to remove, replace or update the signage. Signage at Big Cedar Lodge shall be consistent, architecturally, with the existing signage located at the Big Cedar Lodge. Notwithstanding the foregoing, the parties agree that such signage is to exist and that the location, placement and content of such signage shall be maximized to promote the sale and marketing of timeshare interests at the Timeshare Projects and Bluegreen’s Timeshare Facilities. Despite anything contained herein to the contrary, no signage may incorporate use of the Bass Pro Marks or the Big Cedar Marks unless such has been first approved by BP Trademarks with respect to the Bass Pro Marks or Big Cedar with respect to the Big Cedar Marks, as provided for in Section 2.9(c).

                        (b)     The licenses to place signage at Bass Pro Shops and Big Cedar Lodge set forth in this Section 2.8 are granted to the Advertisers at no further cost or expense to the Advertisers, and the Shop Licensors and Big Cedar agree that such licenses have been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions; provided, however, that the Advertisers shall be responsible for all expenses incurred relative to the creation, placement and removal of such signage.

          Section 2.9     Tradenames and Marks.

                                 (a)      Bass Pro Marks. During the term of this Agreement, BP Trademarks hereby grants to the Advertisers, and the Advertisers hereby accept, a limited, non-exclusive, license (the “BP Marks License”) to use the Bass Pro Marks, on the terms and subject to the conditions and restrictions set forth herein. The Advertisers shall have no interest in or right to use the Bass Pro Marks except as set forth herein.

                                 (i)      Use of Bass Pro Marks. Permission to use the Bass Pro Marks under the BP Marks License shall be limited to use, and the Advertisers agree to use the Bass Pro Marks, solely in connection with the advertising, marketing and promoting of the Timeshare Projects, the Bluegreen Timeshare Facilities and their inclusion in the Bluegreen Vacation Club. Subject to BP Trademarks’ approval right set forth in Section 2.9(c), the Bass Pro Marks may be used by the Company and Bluegreen in all promotional materials, advertisements, and other materials for the promotion, marketing and sale of the Timeshare Projects or the Bluegreen Timeshare Facilities.

                                 (ii)      Exclusivity/Non-Exclusivity of License. Except as otherwise specifically provided herein, the BP Marks License shall be non-exclusive to the Advertisers, and BP Trademarks reserves the right to use the Bass Pro Marks on, or in respect of, any product or service. Nothing in this Agreement shall prevent BP Trademarks from granting any other licenses for the use of the Bass Pro Marks or from utilizing the Bass Pro Marks or permitting the Bass Pro Marks to be utilized by others in any manner whatsoever; provided, however, that, during the term of this Agreement, BP Trademarks agrees that it shall not grant any other licenses for use of the Bass Pro Marks for the purpose of developing, marketing, promoting or advertising any Competing Resort, except as may otherwise be expressly provided for herein.

                                 (iii)     BP Trademarks represents and warrants to the Advertisers that it owns or has the right to use the Bass Pro Marks, and has the power and authority to enter into and perform its obligations under the BP Marks License. BP Trademarks agrees to indemnify and hold harmless the Advertisers from any and all damages, losses, claims, causes of action or injury arising out of a breach of the representations and warranties of this Section 2.9(a)(iii).

       (iv)     Ownership of Bass Pro Marks.

                                            (A)     The Advertisers specifically acknowledge that BP Trademarks is the owner of the Bass Pro Marks and all associated goodwill therewith. In connection with the use of the Bass Pro Marks, no Advertiser shall in any manner represent that it has any ownership in the Bass Pro Marks or any registrations thereof and nothing in this Agreement shall give any Advertiser any ownership interest in any of the Bass Pro Marks other than the right to use the Bass Pro Marks in accordance with this Agreement. The Advertisers’ use of the Bass Pro Marks inures solely to BP Trademark’s benefit.

                                            (B)     No Advertiser will, during the term of this Agreement or at any time thereafter, attack the validity of any of the Bass Pro Marks or BP Trademarks’ interests therein, nor will any Advertiser attack any application for registration of any of the Bass Pro Marks, or take any position contrary to that of BP Trademarks in any proceedings pertaining to registration of any of the Bass Pro Marks.

                                            (C)     The Advertisers shall, whether during or after the term of this Agreement, execute and deliver to BP Trademarks such documents as BP Trademarks may reasonably request to establish or confirm BP Trademarks’ ownership interest in BP Bass Pro Marks. If, at any time, the Advertisers acquire any rights in, or trademark registrations or applications for, Bass Pro Marks or any confusingly similar marks by operation of law or otherwise in any jurisdiction, Advertisers will immediately upon request by BP Trademarks and at no expense to BP Trademarks, assign such rights, registrations, or applications to BP Trademarks, along with any and all associated goodwill.

                                  (v)      Unauthorized Use. The Advertisers will notify BP Trademarks in writing of any unauthorized use of any of the Bass Pro Marks which come to the Advertisers’ attention and BP Trademarks will proceed diligently, at its own expense and under its sole control, to prevent any such unauthorized use of the Bass Pro Marks. The Advertisers will assist BP Trademarks, as reasonably requested by BP Trademarks, in addressing such unauthorized use.

                                  (vi)      Infringement. The Advertisers will notify BP Trademarks promptly in writing of any claim that the use of any of the Bass Pro Marks infringes the rights of others, or of the institution of any legal actions or suits predicated upon such claimed infringement, and any such suit or action will be diligently defended at the sole expense of and under the sole control of BP Trademarks.

                                  (vii)     Effect of Termination or Expiration. Upon termination or expiration of this Agreement, all rights and licenses granted to the Advertisers hereunder shall immediately and automatically terminate. In such event, the Advertisers agree to discontinue all uses of the Bass Pro Marks and any words confusingly similar thereto upon termination or expiration. Each Advertiser agrees that it will at no time adopt or use, without BP Trademarks’ prior written consent, a word or mark which is reasonably likely to be similar to or confused with any of the Bass Pro Marks. BP Trademarks shall retain sole authority and control over the use of the Bass Pro name and over all of the Bass Pro Marks, and all rights in the Bass Pro Marks shall remain the property of BP Trademarks.

                                  (viii)    Reservation of Rights in the Bass Pro Marks. Rights in the Bass Pro Marks, other than those specifically granted herein, are reserved by BP Trademarks for its own use.

                                  (ix)      Costs. The BP Marks License shall be granted to the Advertisers at no further cost or expense to the Advertisers, and BP Trademarks agrees that the BP Marks License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions.

                        (b)      Big Cedar Marks. During the term of this Agreement, Big Cedar hereby grants to the Advertisers, and the Advertisers hereby accept, a limited, non-exclusive, license (the “Big Cedar Marks License”) to use the Big Cedar Marks, on the terms and subject to the conditions and restrictions set forth herein. The Advertisers shall have no interest in or right to use the Big Cedar Marks except as set forth herein.

                                             (A)      Use of Big Cedar Marks. Permission to use the Big Cedar Marks under the Big Cedar Marks License shall be limited to use, and the Advertisers agree to use the Big Cedar Marks, solely in respect to the identity, location and name of the Timeshare Projects or in connection with advertising, marketing and promoting the Timeshare Projects, the Bluegreen Timeshare Facilities and their inclusion in the Bluegreen Vacation Club. Subject to Big Cedar’s approval right set forth in Section 2.9(c), the Big Cedar Marks may be used by the Company and Bluegreen in all promotional materials, advertisements, and other materials for the promotion, marketing and sale of the Timeshare Projects or the Bluegreen Timeshare Facilities.

                                   (ii)      Exclusivity/Non-Exclusivity of License. Except as otherwise specifically provided herein, the Big Cedar Marks License shall be non-exclusive to the Advertisers, and Big Cedar reserves the right to use the Big Cedar Marks on, or in respect of, any product or service.Nothing in this Agreement shall prevent Big Cedar from granting any other licenses for the use of the Big Cedar Marks or from utilizing the Big Cedar Marks or permitting the Big Cedar Marks to be utilized by others in any manner whatsoever; provided, however, that, during the term of this Agreement, Big Cedar agrees that it shall not grant any other licenses for use of the Big Cedar Marks for the purpose of developing, marketing, promoting or advertising any Competing Resort, except as may otherwise be expressly provided for herein.

                                   (iii)    Big Cedar represents and warrants to the Advertisers that it owns or has the right to use the Big Cedar Marks, and has the power and authority to enter into and perform its obligations under the Big Cedar Marks License. Big Cedar agrees to indemnify and hold harmless the Advertisers from any and all damages, losses, claims, causes of action or injury arising out of a breach of the representations and warranties of this Section 2.9(b)(iii).

                                   (iv)      Ownership of Big Cedar Marks.

                                              (A)     The Advertisers specifically acknowledge that Big Cedar is the owner of the Big Cedar Marks and all associated goodwill therewith. In connection with the use of the Big Cedar Marks, no Advertiser shall in any manner represent that it has any ownership in the Big Cedar Marks or any registrations thereof and nothing in this Agreement shall give any Advertiser any ownership interest in any of the Big Cedar Marks other than the right to use the Big Cedar Marks in accordance with this Agreement. The Advertisers’ use of the Big Cedar Marks inures solely to Big Cedar’s benefit.

                                              (B)     No Advertiser will, during the term of this Agreement or at any time thereafter, attack the validity of any of the Big Cedar Marks or Big Cedar’s interests therein, nor will any Advertiser attack any application for registration of any of the Big Cedar Marks, or take any position contrary to that of Big Cedar in any proceedings pertaining to registration of any of the Big Cedar Marks.

                                              (C)     The Advertisers shall, whether during or after the term of this Agreement, execute and deliver to Big Cedar such documents as Big Cedar may reasonably request to establish or confirm Big Cedar’s ownership interest in Big Cedar Marks. If, at any time, the Advertisers acquire any rights in, or trademark registrations or applications for, Big Cedar Marks or any confusingly similar marks by operation of law or otherwise in any jurisdiction, Advertisers will immediately upon request by Big Cedar and at no expense to Big Cedar, assign such rights, registrations, or applications to Big Cedar, along with any and all associated goodwill.

                                    (v)      Unauthorized Use. The Advertisers will notify Big Cedar in writing of any unauthorized use of any of the Big Cedar Marks which come to the Advertisers’ attention and Big Cedar will proceed diligently, at its own expense and under its sole control, to prevent any such unauthorized use of the Big Cedar Marks. The Advertisers will assist Big Cedar, as reasonably requested by Big Cedar, in addressing such unauthorized use.

                                    (vi)      Infringement. The Advertisers will notify Big Cedar promptly in writing of any claim that the use of any of the Big Cedar Marks infringes the rights of others, or of the institution of any legal actions or suits predicated upon such claimed infringement, and any such suit or action will be diligently defended at the sole expense of and under the sole control of Big Cedar.

                                    (vii)      Effect of Termination or Expiration. Upon termination or expiration of this Agreement, all rights and licenses granted to the Advertisers hereunder shall immediately and automatically terminate. In such event, the Advertisers agree to discontinue all uses of the Big Cedar Marks and any words confusingly similar thereto upon termination or expiration. Each Advertiser agrees that it will at no time adopt or use, without Big Cedar’s prior written consent, a word or mark which is reasonably likely to be similar to or confused with any of the Big Cedar Marks. Big Cedar shall retain sole authority and control over the use of its name and over all of the Big Cedar Marks, and all rights in the Big Cedar Marks shall remain the property of Big Cedar.

                                    (viii)     Reservation of Rights in the Big Cedar Marks. Rights in the Big Cedar Marks, other than those specifically granted herein, are reserved by Big Cedar for its own use.

                                    (ix)       Costs. The Big Cedar Marks License shall be granted to the Advertisers at no further cost or expense to the Advertisers, and Big Cedar agrees that the Big

Cedar Marks License has been paid for in full so long as the Advertisers comply with their obligations set forth in this Agreement, including, without limitation, the timely payment by Bluegreen of Generation Commissions.

                        (c)      Approval Procedure. Authorization for each use by the Advertisers of the Marks pursuant to the BP Marks License and the Big Cedar Marks License is subject to the prior approval of BP Trademarks (in the case of the Bass Pro Marks) or Big Cedar (in the case of the Big Cedar Marks). Samples shall be submitted for approval to BP Trademarks or Big Cedar, as applicable, at 2500 East Kearney Street, Springfield, Missouri 65898. As respects the Bass Pro Marks, approval of use of a Bass Pro Mark shall be deemed given if not granted or denied within thirty (30) calendar days after receipt at the above address of the sample, including the proposed use of the Bass Pro Mark. As respects the Big Cedar Mark, approval of use of the Big Cedar Mark shall be deemed given if not granted or denied within fourteen (14) calendar days after receipt at the above address of the sample including the proposed use of the Big Cedar Mark. Upon denial of any such proposed use of the Big Cedar Mark, Big Cedar shall deliver to the Advertisers its specific reasons for such denial. Upon cure thereof, the Advertisers may proceed to use such advertising, marketing and promotional material. Any proposed cure in respect to a denial shall be submitted to Big Cedar for further approval, whose approval shall not be unreasonably withheld or denied, and whose approval shall be deemed given if denial thereof is not delivered within five (5) days of delivery of the proposed cure. Once approved, any such sample of advertising, marketing and promotional program may be re-used or incorporated into any advertising, marketing or promotional program for the foregoing, as determined from time to time by Bluegreen or the Company, without necessity of further approval. Notwithstanding the foregoing, BP Trademarks and Big Cedar reserve the right to withdraw any approval of a Bass Pro Mark or Big Cedar Mark, respectively, at any time.

                        (d)     Subject to Section 2.9(c), Big Cedar shall provide and deliver to the Advertisers creative materials containing the Big Cedar Mark for the purpose of developing and implementing such advertising, promotional and marketing programs and opportunities incorporating the Big Cedar Marks. BP Trademarks shall provide and deliver to the Advertisers creative materials containing the Bass Pro Marks for the purpose of developing and implementing such advertising, promotional and marketing programs and opportunities incorporating the Bass Pro Marks. Delivery and use of the creative materials shall be without charge or expense (and the licenses hereunder are agreed to have been paid for in full), excepting, however, the Company shall pay the actual costs incurred by Big Cedar for delivery of the creative materials, and the Advertisers shall equally pay the costs of BP Trademarks for delivery of the creative materials. Bluegreen shall be entitled, at its sole cost and expense to take pictures, videos and other reproductions and depictions of the Big Cedar Lodge and the respective Bass Pro Shops, including all facilities, and to utilize such pictures and depictions in its promotional materials relating to the Timeshare Projects, Bluegreen Timeshare Facilities, Bluegreen Vacation Club and the Timeshare Projects’ inclusion in the Bluegreen Vacation Club. Such pictures, videos and other reproductions and depictions shall, prior to use, be subject to the approval of BP Trademarks or Big Cedar in accordance with the procedures set forth in Section 2.9(c) and the requirements of Section 2.11.

                        (e)     Each of the BP Marks License and the Big Cedar Marks License shall be non-transferable and non-assignable, and in no event shall either Advertiser be entitled to grant any liens against or sublicenses to use either the BP Marks License and the Big Cedar Marks License.

          Section 2.10     Preferential Treatment. During the term of this Agreement, and except as otherwise provided in this Agreement, the BP/BC Marketing Channels and any other marketing and promotional advantages and opportunities or any other services hereunder for which any of the Advertisers are to pay to any of the Service Providers an amount, shall, in all events, be made available to the Company and Bluegreen on a Preferential Treatment basis.

          Section 2.11     Proprietary Information All graphics, photographs, videos, any and all trademarks, servicemarks, tradenames, copyrights, patents or other intellectual property owned by any Service Provider, Affiliate of any Service Provider, Tracker Marine, Bluegreen, the Company or Affiliates of Bluegreen as of the date hereof (the “Intellectual Property”) will, at all times, remain the owner’s respective property. Each party hereto acknowledges and agrees that, at all times, the ownership of the Intellectual Property is vested solely in the owner thereof. All parties further acknowledge and agree that nothing in this Agreement shall give any other party any right, title or interest in the Intellectual Property of another party except as expressly provided herein. Any party’s use of the Intellectual Property shall at all times and in every instance be followed by the proper Intellectual Property designation (for example, ™, ®, or ©).

          Section 2.12     Other Promotional Agreements and Channels

                         (a)      Cross Promotional Strategies. During the term of this Agreement, the parties shall negotiate, in good faith, promotional advantages or opportunities now existing or as may hereafter be identified, including cross-promotional strategies, as well as services as may otherwise be available and identified as may be beneficial to the Advertisers in the marketing and promotion of timeshares and as may be beneficial to the Service Providers and their Affiliates in the marketing and promotion of outdoor retail products. The cross-promotional strategies and programs may include by way of example and not limitation, radio and television commercials (including infomercials, announcements, promotions, advertisements on in-room televisions at Big Cedar Lodge), newspaper and magazine advertisements, billboards, card and tent promotions in respective accommodations and facilities (such as Big Cedar Lodge and Bass Pro Shops), leaflets, postcards and website opportunities. The foregoing shall only be developed on mutual agreement of the parties and shall not otherwise reduce or limit the services otherwise agreed to herein.

                         (b)      Employees. During the term of this Agreement, Big Cedar and the Shop Licensors shall make available their respective employees who have customer contact for training by Bluegreen respecting the details of the timesharing concept, and instructions and directions on how such employees may inform customers of Big Cedar and Bass Pro Shops about timeshare opportunities and how such employees are to be supportive of the timeshare marketing opportunities at the Timeshare Projects and Bluegreen’s Timeshare Facilities, provided, however, that such training shall be at Bluegreen’s expense and in the manner, and at such times and places, as the Shop Licensors or Big Cedar, as applicable, deem reasonable and appropriate and not interfering with normal business operations.

                         (c)      Promotional Retail Gift Cards. In the event that the Advertisers elect to use retail merchandise or gift cards for retail merchandise as incentives to encourage timeshare tours or sales presentations as respects the Timeshare Projects, such merchandise and/or gift cards shall be acquired from Bass Pro or BPIP, respectively, so long as such merchandise and/or gift cards are readily available, without delay or interference with the Company’s or Bluegreen’s routine time framework, at prices competitive with what the Advertisers would customarily pay for the same or similar merchandise and/or gift cards. The Advertisers shall receive a ten percent (10%) price discount off the lowest offered price for all standard full selection merchandise. Gift cards obtained from BPIP pursuant to this Section 2.12(c) shall be subject to the following terms and conditions: (i) Advertisers shall pay BPIP for the gift cards within thirty (30)days after receipt; (ii) the Advertisers shall not be entitled to any breakage on the gift cards; (iii) BPIP shall not be responsible for lost or stolen cards; (iv) the Advertisers shall not sell, and shall make reasonable attempts to prevent other from selling, the gift cards on the internet through ebay or similar websites; (v) the gift cards shall become void after two years of non-use (except where prohibited by law); and (vi) the Advertisers shall not modify the gift cards in any way. The Advertisers shall not be restricted from purchasing non-merchandise premiums such as lodging accommodations, travel opportunities or other non-merchandise premiums from third parties unrelated to the Service Providers and their Affiliates, other than BP/Tracker Competitors. Service Providers acknowledge that the agreement of Bluegreen under this Section 2.12(c) is given in partial consideration of the obligations of Bluegreen hereunder. Coupons for services offered by Big Cedar Lodge shall be subject to review and approval of Big Cedar in its sole discretion. In addition to the foregoing, coupons for services will be offered by Big Cedar to the Advertisers as incentives to encourage timeshare tours or sales presentations as respects the Timeshare Projects. Such coupons will be issued with the dollar limitation and honored, provided Big Cedar shall be entitled to reimbursement from the Advertisers for the total amount of coupons redeemed on a monthly basis, within twenty (20) days of receipt by the Advertisers of invoices from Big Cedar.

                         (d)      Tracker Boats. From and after the date hereof, if Bluegreen or the Company acquire for use at the Timeshare Projects or Bluegreen’s Timeshare Facilities boats similar to boats manufactured by Tracker Marine, then Bluegreen or the Company shall acquire such boats from Tracker Marine Retail, LLC or an Affiliate of Tracker Marine Retail, LLC, so long as the acquisition thereof, including pricing and terms, are at least as favorable for similar products as the discount terms available to Big Cedar Lodge as of the date of this Agreement (or if such discount terms are more favorable at the time of acquisition, are at least as favorable as such terms at that time). The parties hereto acknowledge that the agreement of Bluegreen under this Section 2.12(d) is given in partial consideration of the obligations of the parties hereunder. The restrictions contained in this Section 2.12(d) shall terminate in the event that Tracker Marine files or has filed against it a bankruptcy proceeding.

          Section 2.13     Lead Generation Programs. No Advertiser shall develop any lead generation programs not specifically authorized in this Agreement using any BP/BC Marketing Channel without the prior written consent of Bass Pro or Big Cedar, which consent may be withheld in Bass Pro’s or Big Cedar’s sole discretion.

ARTICLE III - RESTRICTIONS

          Section 3.1     Restriction on BP/BC Marketing Channels.

                     (a)        During the term of this Agreement except as otherwise provided in this Agreement, the Service Providers shall not:

                                  (i)     provide the BP/BC Marketing Channels, nor make them available or offer them to or allow them to be taken advantage of, by any Competing Resort or the operator thereof (except as may otherwise be provided in accordance with Section 2.3(d)); or

                                  (ii)     sell, market, advertise, develop or promote any Resort Interest Program, excepting, however, the Timeshare Projects, the Bluegreen Vacation Club, any Bluegreen Timeshare Facility as offered by Bluegreen, and any Fractional Interest Development. Notwithstanding the foregoing, it is agreed that the Service Providers (and their Affiliates) may continue to operate the projects owned or controlled by them or their Affiliates at the following locations: Valhalla Island, Florida; Floridian Sports Club; Welaka, Florida; Frying Pan River Ranch, Colorado; Komaham Lodge, British Columbia; the parcel of land known as the “Stonecroft” property, Missouri; or at any property owned now or in the future by American Sportsman Holdings Co. The Service Providers shall be permitted to sell, develop, market, advertise or promote any whole ownership real estate development.

                     (b)        The restrictions contained in Section 3.1(a) shall terminate in the event that Bluegreen or Bluegreen Corporation files or has filed against either of them a bankruptcy proceeding.

          Section 3.2     Restriction on Bluegreen Marketing Channels.

                    (a)         During the term of this Agreement, and except as otherwise provided in this Agreement, neither Bluegreen nor its Affiliates shall (i) provide, sell, license or otherwise make available use of the Bluegreen Mailing List to any BP/Tracker Competitor, or (ii) create, maintain, license or allow to be present on the Bluegreen Website or the Bluegreen Timeshare Website any icons or hyperlinks to any website that is owned or operated by any BP/Tracker Competitor.

                    (b)        The restriction set forth in Section 3.2(a) shall terminate:

                                (i)      with respect to BP/Tracker Competitors who sell outdoor recreational products, equipment or services that directly compete with the outdoor recreational products, equipment and services of Bass Pro, upon the occurrence of a Bankruptcy Event with respect to Bass Pro;

                                (ii)     with respect to BP/Tracker Competitors who sell outdoor recreational products, equipment or services that directly compete with the outdoor recreational products, equipment and services of Tracker Marine, upon the occurrence of a Bankruptcy Event with respect to Tracker Marine; and

                              (iii)     with respect to BP/Tracker Competitors who sell outdoor recreational products, equipment or services that directly compete with the outdoor recreational products, equipment and services of Tracker Marine Retail, LLC, upon the occurrence of a Bankruptcy Event with respect to Tracker Marine Retail, LLC.

                    (c)         Bluegreen’s Realization of Benefits. The Service Providers acknowledge that the realization of the benefits under this Marketing Agreement by the Advertisers is dependent upon the Advertisers’ ability to market the timeshare interests of the Timeshare Projects and Bluegreen’s Timeshare Facilities and maximize the growth of sales of such interests and that any form of direct or indirect competition from the Service Providers, except as provided herein, is inconsistent with its intended purpose. The terms of this Agreement were negotiated giving consideration to the concept that competition by Competing Resorts to the sale, marketing and promotion of timeshare interests through the BP/BC Marketing Channels will deprive the Advertisers of a bargained for consideration.

ARTICLE IV - GENERATION COMMISSION

          Section 4.1     Generation Commission.

                    (a)         In consideration for the use of the BP/BC Marketing Channels, Bluegreen shall pay to Big Cedar, for Big Cedar and on behalf of the other Service Providers, a commission (the “Generation Commission”) for each timeshare interest in a Bluegreen Timeshare Facility that is sold by Bluegreen or a Bluegreen Affiliate to a buyer that is generated through the BP/BC Marketing Channels, whether sold prior to or after the termination of this Agreement. A buyer shall be deemed to be generated through a BP/BC Marketing Channel (and a sale to such buyer shall give rise to a Generation Commission) if such buyer is uniquely identified through a BP/BC Marketing Channel, accepts a promotional marketing offer from Bluegreen or a Bluegreen Affiliate, and acquires a timeshare interest in one of Bluegreen’s Timeshare Facilities at any time thereafter.

                                (i)     The Generation Commission shall be in an amount equal to seven percent (7%) of the Net Sales Volume if the buyer (1) is generated through a BP/BC Marketing Channel, (2) accepts a promotional marketing offer from Bluegreen or a Bluegreen Affiliate within one hundred eighty (180) days of delivery of such promotional marketing offer, (3) acquires a timeshare interest in one of Bluegreen’s Timeshare Facilities at any time thereafter without additional marketing expense to Bluegreen or a Bluegreen Affiliate, other than the expense of fulfillment of the promotional marketing offer so made, and (4) generally follows the track as set forth in Exhibit C attached hereto and incorporated herein by this reference.

                                (ii)     The Generation Commission shall be in an amount equal to three and one half percent (3.5%) of the Net Sales Volume if the buyer (1) is generated through a BP/BC Marketing Channel, (2) accepts a promotional marketing offer from Bluegreen or a Bluegreen Affiliate after one hundred eighty (180) days of delivery of such promotional marketing material, and (3) acquires a timeshare interest in one of Bluegreen’s Timeshare Facilities at any time thereafter despite additional marketing expense to Bluegreen or a Bluegreen Affiliate.

                                (iii)      For purposes of the foregoing, a prospect may be deemed unique through production from one source under this Agreement as well as unique through production from another source under this Agreement. In no event, however, shall an individual timeshare sale yield more than one (1) Generation Commission (either 7% or 3.5%).

                                (iv)     Notwithstanding the foregoing, in no event will a Generation Commission be payable for sales of timeshare interests in the Timeshare Projects, or sales of timeshare interests in the Bluegreen Vacation Club that are predicated upon conveyance of a timeshare interest at any of the Timeshare Projects.

                    (b)        Tracking and Accounting for the Generation Commission. Bluegreen shall establish and maintain a system of audit and reporting of sales and Generation Commissions, and shall provide to Big Cedar, on a monthly basis, an accounting (each, a “Commission Report”) for the Generation Commissions that were earned in the preceding month, along with a statement of the current amount of the unearned Annual Prepayment (as defined below) for the current year. In addition, Bluegreen shall establish a tracking system regarding production and generation of sales prospects for purposes of determining whether or not a sale is generated as a result of the BP/BC Marketing Channels as provided for in this Agreement, and it is agreed that the tracking system set forth on Exhibit C attached hereto is an acceptable tracking system.1

                      (c)       Bluegreen will provide the Service Providers complete access to and right to audit the books and records of Bluegreen with respect to the Generation Commissions and Commission Reports, no more than twice per year, at the sole expense of the Service Provider accessing such books and records and/or conducting such audit. If such audit by a Service Provider demonstrates an underpayment of Generation Commissions greater than 3% in any period, the Advertisers shall reimburse the applicable Service Provider for the cost of the audit (along with the amount of the underpayment, which shall be payable to Big Cedar regardless of the amount of the underpayment).

          Section 4.2      Annual Prepayments.

                    (a)        On or before January 1 of each calendar year in which this Agreement is in effect, Bluegreen shall pay to Big Cedar, in cash, an advance on the Generation Commissions that are estimated to be payable for the upcoming year (each, an “Annual Prepayment”). The Annual Prepayment shall be advance payment for Generation Commissions to be earned in the upcoming year, and no interest shall accrue on the Annual Prepayment.

                      (b)       The Annual Prepayment for calendar year 2008 shall be equal to $4,000,000.00. The parties acknowledge and agree that Bluegreen has paid the Annual Prepayment for 2008 as of the date hereof.

                      (c)       The Annual Prepayment for each calendar year after 2008 shall be paid on or before the first business day of such calendar year and shall equal to the lesser of (i) 100% of the estimated amount of Generation Commissions that will be generated during the upcoming

[1]	Big Cedar requests a simplified tracking system and new “Exhibit C”

calendar year, as such estimated amount is determined by Big Cedar and Bluegreen; and (ii) $5,000,000. As they are earned, the Generation Commissions shall be credited toward the current year’s Annual Prepayment.

                    (d)       If, during the term of this Agreement, the Service Providers or their Affiliates elect to make Approved Alternative Marketing Programs available to the Company and/or Bluegreen, and the Company and/or Bluegreen elects to participate in such Approved Alternative Marketing Programs, the amounts of the agreed costs, fees or commissions payable by the Company and/or Bluegreen for use of such Approved Alternative Marketing Programs may also be credited toward the outstanding portion of the current year’s Annual Prepayment, if any.

                    (e)       After the aggregate amount of the Generation Commissions earned (and other amounts payable by the Company and/or Bluegreen pursuant to Section 4.2(d)) in a year reaches the amount of the Annual Prepayment applicable to such year, Bluegreen shall pay to Bass Pro in cash, on a monthly basis, within 15 days after the end of each month, the Generation Commissions earned during the preceding month.

                    (f)       Notwithstanding any termination of this Agreement, any Generation Commissions (and other amounts payable by the Company and/or Bluegreen pursuant to Section 4.2(d)) arising after the termination of this Agreement (“Post-Termination Generation Commissions”) shall be credited against any Shortfall pursuant to Section 4.2(g), or if no such Shortfall exists, shall be paid to Bass Pro in cash, on a monthly basis, within 15 days after the end of each month.

                    (g)       If the aggregate amount of the Generation Commissions earned (and other amounts payable by the Company and/or Bluegreen pursuant to Section 4.2(d)) in any year does not reach the amount of such year’s Annual Prepayment, then the difference (the “Shortfall”) between such year’s Annual Prepayment and the amount of the Generation Commissions (and other amounts payable by the Company and/or Bluegreen pursuant to Section 4.2(d)) that were earned during that year shall be applied to the next year’s Annual Prepayment, such that the amount payable by Bluegreen for the year following a year in which there is a Shortfall will be reduced by the amount of such Shortfall. If this Agreement is terminated during or at the end of a year in which there is a Shortfall, Bass Pro shall pay to Bluegreen fifty percent (50%) of the amount of the Shortfall within 60 days after the Agreement is terminated and the balance of Shortfall within 120 days after the Agreement is terminated; provided, however that the amount of any Post-Termination Generation Commissions shall be credited against the Shortfall.

ARTICLE V - PERMITTED USE; CONTENT; APPROVAL RIGHTS

          Section 5.1      Permitted Use.

                    (a)          The BP/BC Marketing Channels shall be used by the Company and Bluegreen to promote, market and advertise the Timeshare Projects, Bluegreen’s Timeshare Facilities and their inclusion in the Bluegreen Vacation Club, and in accordance with the terms of this Agreement.

                    (b)          The Service Providers reserve the right, in their sole discretion, to limit the amount of use of the BP/BC Marketing Channels, to edit, revise or reject any marketing and promotional materials, and to cancel any use by the Advertisers of the BP/BC Marketing Channels, provided, that prior to exercising the foregoing rights, the Service Providers shall provide written notice of such intent and the reasons therefor, which notice shall provide the Advertisers with a reasonable period of at least 30 days to respond and cure. Any timely cure proposed by the Advertisers shall be subject to the approval of the applicable Service Provider, which shall not be unreasonably withheld. The Service Providers reserve the right to suspend the Advertisers’ use of the BP/BC Marketing Channel for purposes of the activity that was the reason for the notice of intent to terminate during such cure period.

                    (c)          The Service Providers reserve the right, in their sole discretion, to discontinue any BP/BC Marketing Channel at any time and for any reason, which may include, without limitation, closing any Bass Pro Shop and discontinuing publication of any or all of the Bass Pro Catalogs. In the event that a Service Provider intends to discontinue a BP/BC Marketing Channel, such Service Provider shall make reasonable efforts to provide advance notice to the Advertisers.

          Section 5.2     Content and Approval Rights.

                    (a)          Bass Pro, on behalf of the Service Providers, shall have the right to review and approve all advertising materials to be used in the Bass Pro Shops or Bass Pro Catalogs or that involve contact with customers of Bass Pro Shops or identified through the Bass Pro Mailing List prior to such use. Big Cedar shall have the right to review and approve all advertising materials to be used in the Big Cedar Lodge, that involve contact with the guests of Big Cedar Lodge or that involve contact with customers identified through the Big Cedar Mailing List prior to such use. Any advertising material so approved shall be maintained by Bluegreen in a file designated as approved advertisements. Such advertising material proposed to be delivered shall be submitted to Bass Pro or Big Cedar, at 2500 East Kearney Street, Springfield, Missouri 65898 prior to use.

                    (b)          In the event of submission of any such sample of advertising, marketing and promotional materials by the Advertisers hereunder, the same shall be deemed approved within fourteen (14) days after receipt thereof, at the address set forth above, unless Bass Pro or Big Cedar denies approval or approves the same within an earlier time period. Upon denial of any such approval, Bass Pro or Big Cedar shall deliver to the Advertisers (whomsoever shall be the party that has delivered the advertisement to Bass Pro or Big Cedar) specific reasons for such denial upon which cure thereof the Advertisers may proceed to use such advertising, marketing and promotional material. Any proposed cure in respect to a denial shall be submitted by the respective party to Bass Pro or Big Cedar for further approval, whose approval shall not be unreasonably withheld or denied, and whose approval shall be deemed given if denial thereof is not delivered within five (5) days of delivery of the proposed cure.

                    (c)          Once approved, any advertising, marketing or promotional program approved for use at the Big Cedar Lodge may be reused or incorporated into any advertising, marketing or promotional program for any or all of the Bluegreen Timeshare Facilities, as determined from time to time by Bluegreen without necessity of further approval; provided, however, that Big Cedar or Bass Pro may later withdraw such approval for any or no reason, in their sole discretion.

                    (d)          Despite anything contained herein to the contrary, no advertising, marketing or promotional materials may (i) incorporate use of the Bass Pro Mark unless such use has been first approved by BP Trademarks in its sole and absolute discretion; or (ii) incorporate use of the Big Cedar Mark unless such use has been first approved by Big Cedar, in its sole and absolute discretion.

ARTICLE VI - INDEMNIFICATION / LIMITATION OF LIABILITY

          Section 6.1     Indemnification—Bluegreen. Bluegreen agrees to indemnify and hold the Service Providers harmless from and against any and all liability, loss or expense (including reasonable attorneys fees and similar expenses) arising from any claims, including but not limited to, libel, unfair competition, unfair trade practices, illegal or improper employment practices, plagiarism, infringement of trademark, trade names or patents, or copyrights, violation of rights of privacy, or violation of securities or blue sky laws, resulting from Bluegreen’s use of the BP/BC Marketing Channels and for breach of its obligations under this Agreement, except as a result of Service Providers’ willful misconduct or gross negligence.

          Section 6.2      Indemnification –The Company. The Company agrees to indemnify and hold the Service Providers harmless from and against any and all liability, loss or expense (including reasonable attorneys fees and similar expenses) arising from any claims, including but not limited to, libel, unfair competition, unfair trade practices, illegal or improper employment practices, plagiarism, infringement of trademark, trade names or patents, or copyrights, violation of rights of privacy, or violation of securities or blue sky laws, resulting from the Company’s use of the BP/BC Marketing Channels and for breach of its obligations under this Agreement, except as a result of Service Providers’ willful misconduct or gross negligence.

          Section 6.3      Indemnification – Service Provider. The Service Providers agree to indemnify and hold the Company and Bluegreen harmless from and against all liability, loss or expense (including reasonable attorneys’ fees and similar expenses) arising from any claims resulting from Service Provider’s breach of its obligations under this Agreement except as a result of Company’s or Bluegreen’s (as applicable) willful misconduct or gross negligence.

          Section 6.4     Limitation of Liability. The Advertisers agree that the aggregate amount of the Service Providers’ liability in relation to any and all acts, omissions, failures to publish, mistakes, and/or errors in the printing, publishing, display, broadcasting or other related provision of services in relation to the BP/BC Marketing Channels set forth in Section 2.3, Section 2.5 and Section 2.6 shall not exceed, except for acts of gross negligence or willful misconduct, the costs actually reimbursed by the Advertiser to the Service Provider in accordance with this Agreement in connection with such acts, omissions, failures to publish, mistakes, and/or errors in the printing, publishing, display, broadcasting or other provision of services in relation to the BP/BC Marketing Channels giving rise to such liability. In addition to the foregoing, under no circumstances shall any party to this Agreement be liable to another for any special, incidental, indirect, consequential, lost future revenue, income or profits, diminution of value or loss of business reputation or opportunity, punitive or similar damages in connection with this Agreement.

ARTICLE VII - MISCELLANEOUS

          Section 7.1      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

          Section 7.2       Submission to Jurisdiction. Each of the parties hereto irrevocably (A) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement shall be instituted only in the Federal District Court for the Western District of Missouri, (B) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to venue of any such proceeding and (C) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

          Section 7.3      Remedies.

                    (a)       If a party hereto obtains a judgment against any other party by reason of breach of this Agreement, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment. Any party hereto shall be entitled to maintain, on its own behalf, any action or proceeding against any other party hereto (including, any action for damages, specific performance, or declaratory relief) for or by reason of breach by such party of this Agreement; provided, however, the liability of any party for or by reason of breach by such party of this Agreement shall be limited as set forth herein.

                    (b)       The remedies conferred upon the parties in this Agreement are intended to be exclusive of any other remedy herein or by law provided or permitted. No failure or delay on the part of a party to exercise any right it may have in the event of an act or omission giving rise to a claim hereunder shall prevent the exercise of such right by such party at any time the defaulting party continues to be so in default, and no such failure or delay shall operate as a waiver of any default. Each separate party to this Agreement shall be entitled to such rights and remedies, independent one from any other party hereto. Specifically, by way of example and not limitation, Bluegreen and the Company, upon default by any Service Provider shall, independently and severally, and subject to the limitations of liability set forth in this Agreement, be entitled to any and all damages permitted hereunder as against such Service Provider provable as a consequence thereof.

                    (c)       No waiver by a party of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature and no acceptance of payment or performance by a party after any such breach shall be deemed to be a waiver of any breach of this Agreement whether or not such party knows of such breach at the time it accepts such payment or performance.

                    (d)       In the event of any dispute or disagreement between the parties, the party asserting the dispute shall give written notification of such dispute or disagreement to, if such party is a Service Provider or Tracker Marine, John M. Maloney, Jr., or the person then performing the duties at Bluegreen currently performed by John M. Maloney, Jr., (“Bluegreen CEO”) and if such party is Bluegreen, acting as Bluegreen, Bluegreen Affiliates or the Company, to James A. Hagale or the person then performing the duties at Big Cedar currently performed by James A. Hagale (together with the Bluegreen CEO, the “CEOs”); and (iii) the CEOs shall communicate with each other promptly with a view to resolving such dispute or disagreement within ninety (90) days of commencing any negotiations (or such extended period as the CEOs agree is appropriate in any such case). The foregoing shall be a condition precedent to applicability of the remedies set forth in this Section 7.3. During any period of such communications, all services prior to any claimed default shall continue without any alteration or modification, except as acceptable to the party receiving such services.

          Section 7.4      Notice/Default. Notwithstanding any provision herein otherwise, no default of this Agreement shall be determined to exist until and unless any failure to observe or perform any provision of this Agreement continues for ninety (90) days after written notice thereof by a party hereunder to a party not so performing or observing, or if the violation is corrected with respect to future violations within ninety (90) days after written notice of such breach from the non-breaching party; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such ninety (90) day period, and such non-performing party, within the ninety (90) day period commences to cure, and thereafter diligently processes such cure to completion, such cure period shall be extended for a period of no more than sixty (60) days, and provided, further, this Section 7.4 shall not apply to Section 2.2.

          Section 7.5      Notices. All notices required or permitted by the terms hereof shall be given by hand delivery or by sent and paid Federal Express or other overnight delivery, at the following addresses or at such other addresses as either party hereto shall, in writing, advise the other:

If to Bluegreen:	4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: David Pontius, President

With a copy to:	Bluegreen Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: General Counsel

James J. Scavo, Esq. Weinstock & Scavo, P.C. 3405 Piedmont Road, N.E., Suite 300 Atlanta, Georgia 30305 e-mail address:

Barry E. Somerstein, Esq. Ruden McClosky 200 East Broward Blvd P.O. Box 1900 Ft. Lauderdale, Florida 33301

If to a Service Provider or Tracker Marine:

Big Cedar, L.L.C. 2500 East Kearney Street Springfield, Missouri 65898 Attn: General Counsel Attn: Toni M. Miller

With a copy to:	Latham & Watkins, L.L.P. 233 South Wacker Drive Chicago, IL 60606 Attn: Michael A. Pucker

If to the Company:

Bluegreen/Big Cedar Vacations, LLC
Attention: John M. Maloney, Jr. President
c/o Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention: David Pontius, President

With a copy to:	Bluegreen Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: General Counsel

Big Cedar, L.L.C. 2500 East Kearney Street Springfield, Missouri 65898 Attn: General Counsel Attn: Toni M. Miller

James J. Scavo, Esq. Weinstock & Scavo, P.C. 3405 Piedmont Road, N.E. Suite 300 Atlanta, Georgia 30305

Barry E. Somerstein, Esq. Ruden McClosky 200 East Broward Blvd P.O. Box 1900 Ft. Lauderdale, Florida 33301

Latham & Watkins, L.L.P. 233 South Wacker Drive Chicago, IL 60606 Attn: Michael A. Pucker

All notices shall be deemed given at the time of hand delivery or the time such deposited with Federal Express or other reputable overnight delivery for transmittal as aforesaid; provided, however, that the time at which response or action in response to any notice must be given or taken shall run from the time of actual receipt of such notice.

          Section 7.6      Assignment. No party to this Agreement may, without the prior consent of all of the parties not then in default hereunder, which consent may be withheld in such party’s sole discretion, transfer any rights or obligations under this Agreement, provided, however, any party may transfer its rights or obligations to an Affiliate of such party upon receipt of consent of all of the other parties, which consent shall not be unreasonably withheld.

          Section 7.7      Confidentiality. The parties hereto, on behalf of themselves and their respective agents, employees and attorneys each hereby covenant and agree to keep confidential all information regarding this transaction and the advertising, marketing and promotional services to be provided hereunder (provided, however, that they may divulge such information as required and requested by lenders, investors and potential investors pursuant to an appropriate confidentiality agreement or other investors and potential investors related to receivable purchase transactions or governmental authorities, including within such releases or announcements as may be required by law, or by the rules or regulations of any securities exchange) and they shall keep confidential all information regarding projections concerning marketing and sale of the Timeshare Projects or any Bluegreen Timeshare Facility, development of the Timeshare Projects and methods of marketing and sale. All notices to third parties and all publicity or press releases with respect to the transaction contemplated hereby shall be mutually approved by the Company, Bluegreen, Big Cedar and Bass Pro prior to release or dissemination. Bluegreen shall present draft copies of all Bluegreen filings with the United States Securities and Exchange Commission that relate to this Agreement to Bass Pro at least three business days prior to such filing for review.

          Section 7.8      Good Faith Cooperation, Negotiation, Operation and Performance. The parties hereby agree to cooperate, negotiate, operate, and perform in good faith to accomplish the intentions and fully effectuate the purposes of this Agreement, including but not limited to, in the creation, execution, and delivery of any document or service contemplated hereunder. Upon reasonable request, from time to time, the parties shall execute and deliver all documents and instruments and do all of the acts as may be reasonably necessary or desirable to give effect to the performance of this Agreement and all the services hereunder to be provided or to exercise by the other parties their respective rights hereunder. The Service Providers shall, for each license, right or easement specified in this Agreement deliver to the Advertisers appropriate documentation on a form acceptable to the Advertisers to identify such right in specific documentation.

          Section 7.9     Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible, so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with the enforceable language which as closely as possible reflects such intent. The provisions of this Agreement to the benefit of Bluegreen are severable and distinct from the provision of this Agreement to the benefit of the Company, and shall be enforceable one independent from the other.

          Section 7.10     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party.

          Section 7.11     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter contained herein and supersedes all prior discussions, understandings, and agreements between them as to the subject matter contained herein, including, without limitation, the Original M&P Agreement and the agreements contemplated thereby. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by each party.

          Section 7.12     Construction. This Agreement has been negotiated by the parties and their respective counsel, and shall be fairly interpreted in accordance within the terms, and without any strict construction in favor of or against any party. In construing this Agreement, the singular sense shall be deemed to include the plural, and the male and neuter gender shall mean and comprehend all genders, whenever such meaning or interpretation is necessary and appropriate. Headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 7.13     No Condition Precedent. The obligations of the parties hereto shall be determined by the terms of this Agreement and shall not be subject to any other, additional or extraneous condition precedent occurring. By way of example and not limitation, the terms of this Agreement shall be binding amongst and between the parties hereto, despite any absence of agreement concerning construction, improvement or development of the Red Rock Bluff Timeshare Project.

          Section 7.14     Time is of the Essence. Time is of the essence in the performance of this Agreement.

          Section 7.15     Consideration. Service Providers acknowledge that certain promises of Advertisers herein run to the benefit of Service Providers and certain promises of Advertisers herein run to the benefit of Service Providers. In exchange for the foregoing, as well as in exchange for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Service Providers and Advertisers and each agrees that they are bound to this Agreement and to the performance of the obligations hereunder to the benefit of the other.

[signature pages follow]

BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation

By:

Print Name:

Title:

BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company:

By:	Bluegreen Vacations Unlimited, Inc. a Florida corporation, its Managing Member

By:

Print Name:

Title:

[Signature Page to Amended and Restated Marketing and Promotions Agreement]

BIG CEDAR, L.L.C., a Missouri limited liability company

By:

Toni M. Miller
Authorized Signatory

BASS PRO, INC., a Delaware corporation

By:

Toni M. Miller
Vice President, Chief Financial Officer, & Treasurer

BASS PRO OUTDOORS ONLINE, L.L.C., a Missouri limited liability company

By:

Toni M. Miller
Authorized Signatory

BASS PRO OUTDOOR WORLD, L.L.C., a Missouri limited liability company

By:

Toni M. Miller
Authorized Signatory

BPS CATALOG, L.P., a Missouri limited partnership

By:

Toni M. Miller
Authorized Signatory

BASS PRO TRADEMARKS, L.L.C., a Missouri limited liability company

[Signature Page to Amended and Restated Marketing and Promotions Agreement]

By:

Toni M. Miller
Authorized Signatory

WORLD WIDE SPORTSMAN, INC., a South Carolina Corporation

By:

Toni M. Miller
Vice President, Chief Financial Officer and Treasurer

BASS PRO SHOPS CANADA, INC., an Ontario corporation

By:

Toni M. Miller
Vice President, Chief Financial Officer & Treasurer

BASS PRO SHOPS CANADA (CALGARY), INC., a Canada corporation

By:

Toni M. Miller
Vice President, Chief Financial Officer & Treasurer

[Signature Page to Amended and Restated Marketing and Promotions Agreement]

BPIP, LLC, a Virginia limited liability company

By:

Toni M. Miller
Authorized Signatory

TRACKER MARINE, L.L.C., a Missouri limited liability company

By:

Toni M. Miller
Authorized Signatory

[Signature Page to Amended and Restated Marketing and Promotions Agreement]

EXHIBIT “A-1”

BASS PRO TRADEMARKS, TRADE NAMES, SERVICE MARKS, PROPRIETARY
MARKS, LOGOS AND UNIQUE SIGNS

EXHIBIT “A-2”

BIG CEDAR TRADEMARKS, TRADE NAMES, SERVICE MARKS, PROPRIETARY
MARKS, LOGOS AND UNIQUE SIGNS

EXHIBIT “B-1”

BIG CEDAR TIMESHARE PROJECT PROPERTY DESCRIPTION

EXHIBIT “B-2”

RED ROCK BLUFF TIMESHARE PROJECT PROPERTY DESCRIPTION

EXHIBIT “C”

PROSPECT TRACT (TO BE REVISED WITHIN 30 DAYS)